    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2001
                                                             REG. NO. 333-

Post-Effective Amendment No. 2 To Registration Statement No. 333-94393 Post-Effective Amendment No. 3 To Registration Statement No. 333-70639 Post-Effective Amendment No. 4 To Registration Statement No. 333-56573 Post-Effective Amendment No. 5 To Registration Statement No. 33-64261 Post-Effective Amendment No. 7 To Registration Statement No. 33-49965 Post-Effective Amendment No. 9 To Registration Statement No. 33-57104 Post-Effective Amendment No. 8 To Registration Statement No. 33-47105 Post-Effective Amendment No. 9 To Registration Statement No. 33-45228 Post-Effective Amendment No. 8 To Registration Statement No. 33-15230

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            J.P. MORGAN CHASE & CO.
              (Exact Name of Registrant, as Specified in Charter)

                     DELAWARE                                           13-2624428
          (STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER IDENTIFICATION NUMBER)
          INCORPORATION OR ORGANIZATION)

                            J.P. MORGAN CHASE & CO.
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                ANTHONY J. HORAN
                              CORPORATE SECRETARY
                            J.P. MORGAN CHASE & CO.
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                              NEILA B. RADIN, ESQ.
                            J.P. MORGAN CHASE & CO.
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED              PROPOSED
                                   AMOUNT              MAXIMUM               MAXIMUM
  TITLE OF EACH CLASS OF           TO BE          OFFERING PRICE PER        AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)(2)   UNIT OR SHARE(2)(3)   OFFERING PRICE(3)(4)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Debt securities, debt
  warrants, preferred
  stock, depositary
  shares(5), preferred
  stock warrants, common
  stock, common stock
  warrants and currency
  warrants(6)(7)                     --                   --             $20,000,000,000         $5,000,000(8)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) If any debt securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $20,000,000,000. In no event will the aggregate initial offering price of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants issued under this registration statement and not previously registered under the Securities Act of 1933, as amended (the "Securities Act"), exceed $20,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

(5) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.

(6) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.

(7) This registration statement also covers an indeterminate amount of debt securities and warrants that may be offered by affiliates of the registrant, including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the registrant or its predecessors pursuant to the below-referenced registration statements. Accordingly, this amendment constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-94393, Post Effective Amendment No. 3 to Registration Statement No. 333-70639, Post-Effective Amendment No. 4 to Registration Statement No. 333-56573, Post-Effective Amendment No. 5 to Registration Statement No. 33-64261, Post-Effective Amendment No. 7 to Registration Statement No. 33-49965, Post-Effective Amendment No. 9 to Registration Statement No. 33-57104, Post-Effective Amendment No. 8 to Registration Statement No. 33-47105, Post-Effective Amendment No. 9 to Registration Statement No. 33-45228 and Post-Effective Amendment No. 8 to Registration Statement No. 33-15230. This registration statement also covers an indeterminate amount of debt securities that may be offered by affiliates of the registrant, including J.P. Morgan Securities Inc., in connection with offers and sales relating to secondary market transactions in securities previously registered by predecessors of the registrant, including pursuant to the registration statements filed by The Chase Manhattan Corporation designated by the following registration file numbers: Nos. 33-58144, 33-55295, 33-45266, 33-40485 and 33-20950; and pursuant to the registration statements filed by J.P. Morgan & Co. Incorporated designated by the following file numbers:
    333-85283, 333-64193, 333-51961, 333-47753, 333-40447, 333-37315, 33-55851,
    33-49775, 33-45651 and 33-41006.

(8) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this amendment contains a prospectus that also relates to the $5,503,535,414 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants registered on the Registration Statement on Form S-3 (No. 333-94393) (relating to an aggregate $15,000,000,000 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants) previously filed by the registrant and declared effective on February 11, 2000 and as to which a filing fee of $3,960,000 was paid. This amendment constitutes Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-3 (No. 333-94393) and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with
    Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                EXPLANATORY NOTE

The second prospectus filed with this registration statement is a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of the registrant, including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities, preferred stock, depositary shares and warrants that have been previously registered by the registrant or its predecessors under the Securities Act of 1933 pursuant to the registration statements referred to in footnote 7 on the cover page of this registration statement and in certain debt securities, preferred stock, depositary shares and warrants that are initially offered and sold by or on behalf of the registrant after the effective date of this registration statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses of the registrant relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

                              [JPMorganChase Logo]

                            J.P. MORGAN CHASE & CO.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

                            ------------------------

WE WILL PROVIDE SPECIFIC TERMS OF THE ABOVE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.
YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                            ------------------------

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

                    THIS PROSPECTUS IS DATED         , 2001

                                    SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

- this prospectus, which explains the general terms of the securities we may offer;

- the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

- the documents we have referred you to in "Where You Can Find More Information About J.P. Morgan Chase" on page 5 for information about our company and our financial statements.

Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

                            J.P. MORGAN CHASE & CO.

J.P. Morgan Chase & Co. ("J.P. Morgan Chase," which may be referred to as "we" or "us") is a financial holding company incorporated under Delaware law in 1968. As of June 30, 2001, we had approximately $713 billion in assets and approximately $42 billion in stockholders' equity.

                          THE SECURITIES WE MAY OFFER

This prospectus is part of a registration statement (No. 333---) (the "registration statement") that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to a total of $25,503,535,414 of any of the following securities, either separately or in units:

- debt;

- preferred stock;

- depositary shares;

- common stock; and

- warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus.

DEBT SECURITIES

We may use this prospectus and an applicable prospectus supplement to offer our unsecured general obligations, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our "Senior Indebtedness," which includes the senior debt securities. In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be entitled to payment only after the payment of claims relating to "Additional Senior Obligations." For the definitions of Senior Indebtedness and Additional Senior Obligations, see "Description of Debt
Securities -- Subordinated Debt Securities -- Subordination" below.

The senior debt securities will be issued under an indenture, dated as of December 1, 1989, as amended, between us and Bankers Trust Company, as trustee. The subordinated debt securities will be issued under an indenture, as amended and restated as of December 15, 1992, as amended, between us and U.S. Bank Trust National Association, as trustee. We have summarized certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement, and our recent periodic and current reports filed with the SEC. Directions on how you can get copies of these reports are provided on page 5 of this prospectus.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that J.P. Morgan Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than J.P. Morgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

GENERAL INDENTURE PROVISIONS THAT APPLY TO THE
SENIOR DEBT SECURITIES AND THE SUBORDINATED DEBT SECURITIES

- Each indenture allows us to issue different types of debt securities, including indexed securities.

- Neither of the indentures limits the amount of debt that we may issue or provides you with any protection should there be a highly leveraged transaction, recapitalization or restructuring involving J.P. Morgan Chase.

- The indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If one of these events occurs, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations.

- The indentures provide that holders of a majority of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities of a series, every holder in the series must consent.

- If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

GENERAL INDENTURE PROVISIONS THAT APPLY
ONLY TO SENIOR DEBT SECURITIES

We have agreed in the indenture applicable to the senior debt securities, which we refer to as the "senior indenture," that we and our subsidiaries will not sell the voting stock of The Chase Manhattan Bank ("Chase Bank"), and that Chase Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of Chase Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of Chase Bank into another domestic bank if J.P. Morgan Chase and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation. We currently expect that our wholly-owned subsidiary, Morgan Guaranty Trust Company of New York ("Morgan Bank") will merge with Chase Bank on November 10, 2001 and that, following completion of the merger, Chase Bank will change its name to "JPMorgan Chase Bank." All references herein to Chase Bank shall also refer to JPMorgan Chase Bank after the merger on November 10, 2001.

If we satisfy certain conditions in the senior indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

Events of Default. The senior indenture provides that the following are events of default:

- We fail to pay interest for 30 days after the due date.
- We fail to pay principal or premium when due.
- We fail to make a sinking fund payment within 5 days after due date.
- We breach any other covenant and that breach continues for 60 days after notice.
- We default in paying principal when due on J.P. Morgan Chase debt, including senior debt securities of other series, having an aggregate principal amount of more than $25,000,000, and the default is not rescinded within the later of final maturity or any applicable grace period.
- More than $25,000,000 aggregate principal amount of J.P. Morgan Chase debt, including senior debt securities of other series, is accelerated and the acceleration is not rescinded within 30 days after notice.
- Specified bankruptcy or insolvency events occur.
- Any other event of default specified in the prospectus supplement occurs.

GENERAL INDENTURE PROVISIONS THAT APPLY
ONLY TO SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be subordinated to all "Senior Indebtedness," which includes all indebtedness for money borrowed by us, except indebtedness that is stated not to be superior to, or to have the same rank as, the subordinated debt securities.

Upon our dissolution, winding-up, liquidation or reorganization, creditors holding "Additional Senior Obligations" would also be entitled to full payment before we could distribute any amounts to holders of the subordinated debt securities. Additional Senior Obligations include indebtedness for claims under derivative products, including interest and foreign exchange and commodity contracts, but exclude claims under Senior Indebtedness or claims under subordinated obligations.

At June 30, 2001, approximately $48 billion of Senior Indebtedness and Additional Senior Obligations were outstanding.

Events of Default. The indenture for the subordinated debt securities, which we refer to as the "subordinated indenture," provides that the following are events of default:

- Specified bankruptcy or insolvency events occur.

- Any other event of default specified in the prospectus supplement occurs.

PREFERRED STOCK AND DEPOSITARY SHARES

We may use this prospectus and an applicable prospectus supplement to offer our preferred stock, par value $1 per share, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

COMMON STOCK

We may use this prospectus and an applicable prospectus supplement to offer our common stock, par value $1 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors (which may also refer to a board committee). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

WARRANTS

We may use this prospectus and an applicable prospectus supplement to offer warrants for the purchase of debt securities, preferred stock or common stock, which we refer to as "securities warrants." We may also offer warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies, which we refer to as "currency warrants." We may issue warrants independently or together with other securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                                 SIX MONTHS         YEAR ENDED DECEMBER 31,
                                               ENDED JUNE 30,   --------------------------------
                                                    2001        2000   1999   1998   1997   1996
                                               --------------   ----   ----   ----   ----   ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.............       1.31        1.52   1.93   1.46   1.53   1.50
  Including Interest on Deposits.............       1.19        1.31   1.54   1.29   1.33   1.29
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits.............       1.30        1.51   1.90   1.45   1.51   1.47
  Including Interest on Deposits.............       1.19        1.31   1.53   1.28   1.32   1.28

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                      WHERE YOU CAN FIND MORE INFORMATION
                            ABOUT J.P. MORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (a) Our Annual Report on Form 10-K for the year ended December 31,
     2000;

          (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

          (c) Our Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001, January 31, 2001, April 5, 2001, April 27, 2001, June 6, 2001,
     July 20, 2001 and October 19, 2001; and

          (d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     J.P. Morgan Chase & Co.
     270 Park Avenue
     New York, NY 10017
     212-270-4040

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE DOCUMENT.

                            J.P. MORGAN CHASE & CO.

J.P. Morgan Chase is a financial holding company incorporated under Delaware law in 1968. As of June 30, 2001, we had approximately $713 billion in assets and approximately $42 billion in stockholders' equity.

We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are Chase Bank and Morgan Bank, each of which is a New York banking corporation headquartered in New York City; and Chase Manhattan Bank USA, National Association ("Chase USA"), headquartered in Delaware. Our principal non-bank subsidiary is our investment bank subsidiary, J.P. Morgan Securities Inc. ("J.P. Morgan Securities"). We currently expect Chase Bank to merge with Morgan Bank on November 10, 2001 and that, following completion of the merger, Chase Bank will change its name to "JPMorgan Chase Bank". All references herein to Chase Bank shall also refer to JPMorgan Chase Bank after the merger on November 10, 2001.

Our activities are internally organized, for management reporting purposes, into five major businesses: Investment Bank, Investment Management & Private Banking, Treasury & Securities Services, JPMorgan Partners and Retail & Middle Market Financial Services. We have presented a brief description of those businesses below.

INVESTMENT BANK

The Investment Bank includes our securities underwriting and financial advisory, trading, mergers and acquisitions advisory and corporate lending and syndication businesses.

INVESTMENT MANAGEMENT & PRIVATE BANKING

Investment Management & Private Banking includes our asset management businesses, including our mutual funds; our institutional money management and cash management businesses; and our private bank, which provides wealth management solutions for a global client base of high net worth individuals and families.

TREASURY & SECURITIES SERVICES

Treasury & Securities Services is a recognized leader in information and transaction processing services, moving trillions of dollars daily in securities and cash for its wholesale clients. Treasury & Securities Services includes our custody, cash management, and trust and other fiduciary services businesses.

JPMORGAN PARTNERS

JPMorgan Partners is one of the world's largest and most diversified private equity investment firms with total funds under management of approximately $20 billion.

RETAIL & MIDDLE MARKET FINANCIAL SERVICES

Retail & Middle Market Financial Services serves more than 30 million consumers, small businesses and middle-market customers nationwide. Retail & Middle Market Financial Services offers a wide range of financial products and services, including consumer banking, credit cards, mortgage services and consumer finance services, through a diverse array of distribution channels, including the internet and branch and ATM networks.

                                USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay short-term debt until we are ready to use them for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

We have described below some general terms that may apply to the debt securities we may offer by use of this prospectus and an applicable prospectus supplement. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under the senior indenture referred to above between us and Bankers Trust Company, as trustee. We will issue the subordinated debt securities under the subordinated indenture between us and U.S. Bank Trust National Association, as trustee.

The following summary is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement. Section references below are to the sections of the applicable indenture.

Neither of the indentures limits the amount of debt securities that we may issue. Each of the indentures provides that we may issue debt securities up to the principal amount we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all Senior Indebtedness as defined below under "-- Subordinated Debt Securities -- Subordination". In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all Additional Senior Obligations, as defined and to the extent set forth below under "-- Subordinated Debt Securities -- Subordination".

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that J.P. Morgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than J.P. Morgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to the particular series of debt securities being offered the particular amounts, prices and terms of those debt securities. These terms may include:

- the title and type of the debt securities;

- any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

- the purchase price of the debt securities;

- the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;

- the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;

- the places where payments may be made on the debt securities;

- any mandatory or optional redemption provisions applicable to the debt securities;

- any sinking fund or similar provisions applicable to the debt securities;

- the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

- if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium and interest payments);

- any conversion or exchange provisions applicable to the debt securities;

- any events of default applicable to the debt securities not described in this prospectus; and

- any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

We will issue the debt securities only in registered form without coupons. The indentures permit us to issue debt securities of a series in certificated form or in permanent global form. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

We will pay principal of, and premium, if any, and interest, if any, on the debt securities at the corporate trust office of Chase Bank in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to J.P. Morgan Chase. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of J.P. Morgan Chase.

We may issue debt securities upon the exercise of securities warrants or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those securities warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange or conversion of those securities. See "Description of Securities Warrants" below.

SENIOR DEBT SECURITIES

The senior debt securities will be direct, unsecured general obligations of J.P. Morgan Chase, will constitute Senior Indebtedness of J.P. Morgan Chase, and will have the same rank as our other Senior Indebtedness. For a definition of "Senior Indebtedness," see "-- Subordinated Debt Securities -- Subordination" below.

Limitation on Disposition of Stock of Chase Bank. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of voting stock of Chase Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of Chase Bank, except to J.P. Morgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit Chase Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of J.P. Morgan Chase with or into another person or a sale of our assets. The covenant also will not apply if both:

          (1) the disposition in question is made for fair market value, as determined by the board of directors of J.P. Morgan Chase or the Intermediate Subsidiary; and

          (2) after giving effect to the disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of Chase Bank or any successor to Chase Bank, free and clear of any security interest.

The above covenant also does not restrict Chase Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) J.P. Morgan Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The senior indenture defines an "Intermediate Subsidiary" as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and

(2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by J.P. Morgan Chase, free and clear of any security interest. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent Chase Bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture. (Section 1006)

Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

          (1) default in the payment of interest on any senior debt security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

          (3) default in the deposit of any sinking fund payment and continuance of that default for five days;

          (4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

          (5) (A) failure by us to pay indebtedness for money borrowed by us, including senior debt securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any indebtedness for money borrowed by us, including senior debt securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by us and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

          (6) specified events of bankruptcy, insolvency or reorganization of J.P. Morgan Chase or Chase Bank; and

          (7) any other event of default specified with respect to senior debt securities of that series. (Section 501)

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults. (Sections 502 and 513)

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

The senior indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of senior debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the senior indenture, other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to senior debt securities of that series. (Section 602)

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture. (Section 512)

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1007)

Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

- defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

- covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of those covenants or a cross-default.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those senior debt securities. As used in the senior indenture, "U.S. government obligations" are:

          (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are, or are guaranteed as, full faith and credit obligations of the United States and that are not redeemable by the issuer; and

          (2) certain depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities.

Modification of the Senior Indenture. We and the trustee may modify the senior indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding senior debt securities affected by the modification. However, without the consent of each affected holder, no such modification may:

- change the stated maturity of any senior debt security;

- reduce the principal amount of, or premium, if any, on, any senior debt security;

- reduce the rate of payment of interest on any senior debt security, or change other specified provisions relating to the yield of any senior debt security;

- change the currency or currencies in which any senior debt security is payable;

- reduce the percentage of holders of outstanding senior debt securities of any series required to consent to any modification, amendment or any waiver under the senior indenture; or

- change the provisions in the senior indenture that relate to its modification or amendment. (Section 902)

We and the trustee may amend the senior indenture without the consent of the holders of senior debt securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of senior debt securities, and for other specified purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into J.P. Morgan Chase, provided that:

          (1) the successor is a person organized under U.S. laws;

          (2) the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) other specified conditions are met. (Section 801)

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be direct, unsecured general obligations of J.P. Morgan Chase. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. The subordinated indenture does not limit the amount of debt, including Senior Indebtedness or Additional Senior Obligations, we may incur. As of June 30, 2001, Senior Indebtedness and Additional Senior Obligations totaled approximately $48 billion.

Unless otherwise specified in the prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "-- Defaults and Waivers" below.

The holders of subordinated debt securities of a series that is specified to be convertible into our common stock will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock, at the conversion price set forth in the prospectus supplement.

The holders of subordinated debt securities of any series may be obligated at maturity, or at any earlier time specified in the applicable prospectus supplement, to exchange that series of subordinated debt securities for capital securities. "Capital securities" may consist of our common stock, perpetual preferred stock or other capital securities of J.P. Morgan Chase acceptable to our primary federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). We will describe the terms of any such exchange and of the capital securities that will be issued upon that exchange in the applicable prospectus supplement. Whenever subordinated debt securities are exchangeable for capital securities, we will be obligated to deliver capital securities with a market value equal to the principal amount of those subordinated debt securities. In addition, we will unconditionally undertake, at our expense, to sell the capital securities in a secondary offering on behalf of any holders who elect to receive cash for the capital securities.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, under certain circumstances described below, to all Additional Senior Obligations.

The subordinated indenture defines "Senior Indebtedness" to mean the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee. However, Senior Indebtedness does not include indebtedness that is stated not to be superior to or to have the same rank as the subordinated debt securities. In particular, Senior Indebtedness does not include (A) Antecedent Subordinated Indebtedness (as defined below), (B) subordinated debt securities issued under the subordinated indenture on or after December 15, 1992, (C) Assumed Heritage Chase Subordinated Indebtedness (as defined below), (D) Antecedent Heritage JPM Subordinated Indebtedness (as defined below), (E) Other Assumed Heritage JPM Subordinated Indebtedness (as defined below) and (F) other debt of J.P. Morgan Chase that is expressly stated to have the same rank as or not to rank superior to the subordinated debt securities (we refer to that other debt as "Other Subordinated Indebtedness").

The subordinated indenture defines "Additional Senior Obligations" to mean all indebtedness of J.P. Morgan Chase for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Senior Indebtedness and except obligations that are expressly stated to have the same rank as or not to rank senior to the subordinated debt securities. For purposes of this definition, claim shall have the meaning assigned in Section 101(4) of the United States Bankruptcy Code and in effect on the date of execution of the subordinated indenture.

"Antecedent Subordinated Indebtedness" means all outstanding subordinated debt securities issued by Chemical Banking Corporation prior to December 15, 1992.

"Assumed Heritage Chase Subordinated Indebtedness" means all outstanding subordinated indebtedness that we assumed as a result of our merger with The Chase Manhattan Corporation.

"Antecedent Heritage JPM Subordinated Indebtedness" means all outstanding subordinated indebtedness issued by heritage J.P. Morgan prior to March 1, 1993 that we assumed as a result of our merger with heritage J.P. Morgan.

"Other Assumed Heritage JPM Subordinated Indebtedness" means all outstanding subordinated indebtedness issued by heritage J.P. Morgan on or after March 1, 1993 that we assumed as a result of our merger with heritage J.P. Morgan.

Under the subordinated indenture, we may not make any payment on the subordinated debt securities or exchange any subordinated debt securities for capital securities in the event:

- we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Senior Indebtedness; or

- there shall exist any event of default on any Senior Indebtedness or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization:

- we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the subordinated debt securities, and

- if, after we have made those payments on the Senior Indebtedness, there are amounts available for payment on the subordinated debt securities and creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities, other than Antecedent Subordinated Indebtedness, to pay in full all Additional Senior Obligations before we may make any payment on the subordinated debt securities.

No series of our subordinated debt securities described above is subordinated to any other series of subordinated debt securities or to any other subordinated indebtedness of J.P. Morgan Chase referred to above (other than our junior subordinated indebtedness). However, Antecedent Subordinated Indebtedness is subordinated only to Senior Indebtedness, while the subordinated debt securities and Other Subordinated Indebtedness (other than junior subordinated indebtedness) are subordinated to Senior Indebtedness and, in specified circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations. Antecedent Heritage JPM Subordinated Indebtedness is subordinated only to "Senior Indebtedness" as defined in the indenture governing the Antecedent Heritage JPM Indebtedness (the meaning of which term is substantially identical to Senior Indebtedness as defined above). The Other Assumed Heritage JPM Subordinated Indebtedness (other than junior subordinated indebtedness) is subordinated to Senior Indebtedness and, in specified circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Derivative Obligations (the meaning of which term is substantially identical to Additional Senior Obligations). Assumed Heritage Chase Subordinated Indebtedness is subordinated to all of our obligations to our creditors, including Senior Indebtedness, Additional Senior Obligations and Derivative Obligations, except any obligation that is expressly stated to have the same rank as, or not to rank senior to, the Assumed Heritage Chase Subordinated Indebtedness.

As a result of the above-described differences in the subordination provisions applicable to the various series of subordinated indebtedness issued by J.P. Morgan Chase and our predecessors, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of the subordinated debt securities, Other Subordinated Indebtedness and Other Assumed Heritage JPM Subordinated Indebtedness (other than junior subordinated indebtedness) may receive less, proportionately, than the holders of Antecedent Subordinated Indebtedness and Antecedent Heritage JPM Subordinated Indebtedness, but more, proportionately, than the holders of Assumed Heritage Chase Subordinated Indebtedness.

Holders of the subordinated debt securities may not accelerate the maturity of the subordinated debt securities, except in the event of our bankruptcy or reorganization. Holders may not accelerate the subordinated debt securities if we fail to pay interest or fail to perform any other agreement in the subordinated debt securities or the subordinated indenture. See "--Defaults and Waivers" below.

Limitation on Disposition of Voting Stock of Chase Bank. Except as noted below, the subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of Chase Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of Chase Bank. The subordinated indenture also does not prohibit Chase Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the subordinated indenture does contain a covenant, which is for the exclusive benefit of holders of the Antecedent Subordinated Indebtedness and which is subject to the provisions described below under "-- Consolidation, Merger and Sale of Assets," that we will not sell or otherwise dispose of any shares of voting stock of Chase Bank, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of Chase Bank, nor will we permit Chase Bank to issue any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, that covenant does not prohibit:

- issuances or sales of directors' qualifying shares;

- issuances or sales of shares to us;

- sales or other dispositions or issuances for fair market value, as determined by our board of directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of Chase Bank;

- sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and

- sales of voting stock by Chase Bank to its shareholders if those sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07)

Defaults and Waivers. The subordinated indenture defines an event of default with respect to any series of subordinated debt securities as follows:

- any one of certain events of bankruptcy or reorganization affecting J.P. Morgan Chase;

- any other event specified with respect to subordinated debt securities of that series. (Section 7.01)

If an event of default occurs and is continuing with respect to any outstanding series of subordinated debt securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal (or, in the case of original issue discount subordinated debt securities, a specified amount of principal) of all subordinated debt securities of that series to be due and payable immediately in cash. Subject to specified conditions, the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of that series may annul the declaration and waive certain past defaults. (Section 7.01) The right of the holders of the subordinated debt securities of a series to demand payment in cash upon the occurrence and continuance of an event of default will continue to exist so long as the subordinated debt securities of that series have not been exchanged or converted. In the event of the bankruptcy or reorganization of J.P. Morgan Chase, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of subordinated debt securities may waive any past default or event of default, except a payment default. (Section 7.07)

Unless otherwise provided in the terms of a series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of interest or principal, including a default in the delivery of any capital securities in exchange for subordinated debt securities, or in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or delivery or the performance of that covenant or agreement.

The subordinated indenture requires the trustee, within 90 days after the occurrence of a default with respect to subordinated debt securities of any series, to give the holders of that series notice of all uncured defaults known to it. However, except in certain cases involving our bankruptcy or reorganization, a payment default or a default in the obligation to deliver capital securities in exchange for subordinated debt securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. The term "default" for purposes of this provision includes the events of default specified above without grace periods or notice. (Section 7.08) We are required to furnish to the trustee annually an officers' certificate as to the absence of defaults under the subordinated indenture. (Section 5.06)

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of the subordinated debt securities, unless those holders have offered the trustee reasonable security or indemnity. Subject to that provision for security or indemnity, the holders of a majority in principal amount of the subordinated debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the subordinated debt securities of that series. (Sections 7.07 and 8.02)

Modification of the Subordinated Indenture. The subordinated indenture contains provisions permitting us and the trustee to modify the subordinated indenture or the rights of the holders of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the subordinated debt securities affected by the modification. However, no such modification may, without the consent of each holder of subordinated debt securities affected by the modification:

- change the stated maturity date of the principal of, or any installment of principal of or interest on, any subordinated debt security;

- reduce the principal amount of, or premium, if any, or interest, if any, on, any subordinated debt security;

- reduce the portion of the principal amount of an original issue discount subordinated debt security payable upon acceleration of the maturity of that subordinated debt security;

- reduce any amount payable upon redemption of any subordinated debt security;

- change the place or places where, or the currency in which, any subordinated debt security or any premium or interest is payable;
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

- change the definition of market value;

- impair the right of any holders of subordinated debt securities of any series to receive on any exchange date for subordinated debt securities of that series capital securities with a market value equal to that required by the terms of the subordinated debt securities;

- impair the conversion rights, if any, of any holders;

- impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any subordinated debt security, including any right of redemption at the option of the holder of that subordinated debt security, or impair any rights to the delivery of capital securities in exchange for any subordinated debt security or to require us to sell capital securities in a secondary offering or to require the delivery of common stock, debt securities or other property upon conversion of subordinated debt securities;

- reduce the above-stated percentage of subordinated debt securities of any series the consent of the holders of which is necessary to modify or amend the subordinated indenture, or reduce the percentage of subordinated debt securities of any series the holders of which are required to waive any past default or event of default; or

- modify the above requirements. (Section 11.02)

The subordinated indenture permits us and the trustee to amend the subordinated indenture without the consent of the holders of subordinated debt securities in the event of the merger of J.P. Morgan Chase, the replacement of the trustee, to effect modifications that do not affect any outstanding series of subordinated debt securities and for other specified purposes. (Section 11.01)

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

- we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of capital securities), and premium, if any, and interest, if any, on, the subordinated debt securities and the performance and observance of all the covenants and conditions of the subordinated indenture binding upon us; and

- immediately after the merger, consolidation, sale or conveyance, we or the successor corporation shall not be in default in the performance of any such covenant or condition. (Article Twelve)

INFORMATION CONCERNING THE TRUSTEES

J.P. Morgan Chase and some of our subsidiaries may maintain deposits or conduct other banking transactions with the trustees under the senior indenture and the subordinated indenture in the ordinary course of business. U.S. Bank Trust National Association is also trustee under a subordinated indenture, dated as of May 1, 1987, as amended and restated as of September 1, 1993 that we assumed in our merger with The Chase Manhattan Corporation, and under the following indentures that we assumed in our merger with heritage J.P. Morgan: a senior indenture, dated as of August 15, 1982, a subordinated indenture, dated as of December 1, 1986, a subordinated indenture, dated as of March 1, 1993 and a junior subordinated indenture, dated as of November 10, 1996, in each case, as amended. Bankers Trust Company is also trustee under a senior indenture, dated as of July 1, 1986, as amended, that we assumed in our merger with The Chase Manhattan Corporation.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, $1 par value per share, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation and the Delaware General Corporation Law.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

- the number of shares being offered;
- the title and liquidation preference per share;
- the purchase price;
- the dividend rate or method for determining that rate;
- the dates on which dividends will be paid;
- whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
- any applicable redemption or sinking fund provisions;
- any applicable conversion provisions;
- whether we have elected to offer depositary shares with respect to that series of preferred stock; and
- any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those different terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our certificate of incorporation and to the certificate of designations relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. Our certificate of incorporation and a form of certificate of designations are filed as exhibits to the registration statement. We will file the certificate of designations with the SEC promptly after the offering of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of preferred stock we may offer in the future by use of this prospectus and an applicable prospectus supplement. The preferred stock will have no preemptive rights.

DIVIDEND RIGHTS

If you purchase preferred stock offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under "-- Depositary Shares") on record dates determined by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will provide that we may not declare or pay or set apart for payment dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the series of preferred stock we are offering unless we have previously declared and paid or set apart for payment, or we contemporaneously declare and pay or set apart for payment, full dividends (including cumulative dividends still owing, if any) on the series of preferred stock we are offering for all dividend periods terminating on or prior to the dividend payment date for all equally or junior ranking series. If we fail to pay dividends in full as stated above, we may only declare dividends on equally ranking series pro rata so that the amount of dividends declared per share on the series of preferred stock we are offering and the equally ranking series bear to each other the same ratio that accrued and unpaid dividends per share on the series being offered and the other series bear to each other. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on any series of preferred stock we are offering.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock we offer by use of this prospectus and an applicable prospectus supplement will also provide that, unless we have paid or declared and set aside for payment full dividends, including cumulative dividends owing, if any, on that preferred stock for all past dividend periods, we will not:

- declare or make any dividend payment or distribution on any junior ranking stock, other than a dividend paid in junior ranking stock, or

- redeem, purchase, otherwise acquire or set apart money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

Unless otherwise specified in the applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360 day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

RIGHTS UPON LIQUIDATION

In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement applicable to the series of preferred stock you hold, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock offered by use of this prospectus and an applicable prospectus supplement, and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as their preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock offered by use of this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

REDEMPTION

The applicable prospectus supplement will indicate whether the series of preferred stock offered by use of this prospectus and an applicable prospectus supplement is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock offered, including the redemption dates, the redemption prices for that series and whether those redemption prices will be paid in cash, stock or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of preferred stock of any series, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.

CONVERSION RIGHTS

The prospectus supplement will state the terms, if any, on which shares of the series of preferred stock offered by use of this prospectus and an applicable prospectus supplement are convertible into shares of our common stock or other securities. As described under "-- Redemption" above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

VOTING RIGHTS

Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will not be entitled to vote. Except as indicated in the prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described below under "-- Depositary Shares," if we use this prospectus and an applicable prospectus supplement to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of preferred stock being offered is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding series of preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as a director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Unless otherwise specified in the applicable prospectus supplement, the terms of each series of preferred stock being offered will state that the approval of at least two-thirds of the outstanding shares of preferred stock will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

The terms of the preferred stock offered will also state that if the amendment will not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over J.P. Morgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

OUTSTANDING PREFERRED STOCK

As of the date of this prospectus, we have issued and outstanding the series of preferred stock described in the following table:

                                      STATED VALUE
                                          AND                                                     RATE IN EFFECT
                                       REDEMPTION                     OUTSTANDING     EARLIEST          AT
                                       PRICE PER       NUMBER OF      AT JUNE 30,    REDEMPTION    DECEMBER 31,
                                        SHARE(A)        SHARES           2001           DATE           2000
                                      ------------   -------------   -------------   ----------   --------------
                                                     (IN MILLIONS)   (IN MILLIONS)
Adjustable Rate Cumulative Preferred
  Stock Series A ("Series A
  preferred stock").................    $100.00          2.42            $242         12/31/00           5.00%(b)
6 5/8% Cumulative Preferred Stock
  ("6 5/8% preferred stock")(c).....     500.00           .40             200          3/31/06           6.63(c)
Adjustable Rate Cumulative Preferred
  Stock, Series L ("Series L
  preferred stock").................     100.00           2.0             200          6/30/99           5.04(d)
Adjustable Rate Cumulative Preferred
  Stock, Series N ("Series N
  preferred stock").................      25.00           9.1             228          6/30/99           5.10(d)
Fixed/Adjustable Rate Noncumulative
  Preferred Stock ("Fixed/Adjustable
  preferred stock").................      50.00           4.0             200          6/30/03(e)        4.96(e)

---------------
(a) Redemption price is price indicated on table, plus accrued but unpaid dividends, if any.
(b) Floating rates are based on specified U.S. Treasury rates. The minimum and maximum annual rates are 5.00% and 11.50%, respectively.
(c) Shares of this series are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.
(d) Floating rates are based on specified U.S. Treasury rates. The minimum and maximum annual rates for each series are 4.50% and 10.50%, respectively.
(e) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on specified U.S. Treasury rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003, in the event of specified amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, in the amounts determined as set forth in the above table, on each March 31, June 30, September 30 and December 31.

Dividends on each series of outstanding preferred stock, other than our Fixed/Adjustable preferred stock, are cumulative. If we fail to declare a dividend on our Fixed/Adjustable preferred stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend period.

We may not declare or pay any dividends on any series of preferred stock, unless we have previously declared and paid or we contemporaneously declare and pay full dividends (and cumulative dividends still owing, if any) on all other series of preferred stock that have the same rank as, or rank senior to, that series of preferred stock. If we do not pay full dividends on the equally-ranking series as described above, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally-ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock (except by payment of shares of common stock or other junior securities). We will not pay interest or any sum of money instead of interest on any dividend payment or payments that may be in arrears.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of preferred stock would be entitled to receive liquidating distributions in the amount set forth opposite the applicable series in the table above, plus accrued and unpaid dividends, if any, before we make any distribution of our assets to the holders of our common stock.

Each of our outstanding series of preferred stock is redeemable at our option on or after the applicable date set forth opposite that series in the table above at a redemption price per share equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any.

Voting Rights. Holders of shares of our outstanding preferred stock have no voting rights, except as described below or as required by the Delaware General Corporation Law.

All of our currently outstanding series of preferred stock provide that if, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. In accordance with the requirements of our Series L preferred stock, Series N preferred stock and Fixed/Adjustable preferred stock, each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if the holder would also be considered to exercise a "controlling influence" over J.P. Morgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Our Series N preferred stock and Fixed/Adjustable preferred stock provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series also state that if the amendment will not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Our Series L preferred stock provides as follows:

- the consent of the holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

- the consent of the holders of at least two-thirds of the voting power of that series and of each series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of, stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exerciseable for any such prior-ranking stock.

Our Series A preferred stock and 6 5/8% preferred stock provide that a vote of at least two-thirds of the voting power of all outstanding shares of the applicable series, and all outstanding shares of our preferred stock having the same rank as that series, voting together as a single class without regard to series, will be necessary in order to:

- authorize or issue any capital stock that will be senior to that series of preferred stock as to dividends or upon liquidation; or

- amend, alter or repeal any of the provisions of our certificate of incorporation, including the certificate of designations relating to that series, in such a way as to adversely affect (or materially adversely affect, in the case of our 6 5/8% preferred stock) the preferences, rights, powers or privileges of the preferred stock of that series.

Miscellaneous. No series of our outstanding preferred stock is convertible into shares of our common stock or other securities of J.P. Morgan Chase. No series of our outstanding preferred stock is subject to preemptive rights.

Transfer Agent and Registrar. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our outstanding preferred stock and depositary shares. The registrar will send notices to the holders of the preferred stock or depositary shares of any meetings at which those holders will have the right to elect directors or to vote on any other matter.

Depositary Shares for 6 5/8% Preferred Stock. Our 6 5/8% preferred stock is represented by depositary shares, each representing a one-tenth interest in a share of that preferred stock. The material terms of the deposit agreement between us and Morgan Bank, as depositary, with respect to those depositary shares are substantially the same as those described under "--Depositary Shares" below.

DEPOSITARY SHARES

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares offered by use of this prospectus and an applicable prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in the share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares offered by use of this prospectus and an applicable prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. Upon redemption, in whole or in part, of shares of any series preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

- all outstanding depositary shares have been redeemed; or

- there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary. The depositary for the depositary shares offered by use of this prospectus and an applicable prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agree-ment. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent, and on documents we believe to be genuine.

                          DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of common stock. As of June 30, 2001, we had 1,989,576,087
(including 391,153 shares held in treasury) and had reserved approximately 319,699,675 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of our common stock.

Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

                       DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock or other securities. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and Chase Bank or another bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificates representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. Forms of those documents are filed as exhibits to the registration statement.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the senior indenture or subordinated indenture, as the case may be, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

                        DESCRIPTION OF CURRENCY WARRANTS

We have described below certain general terms and provisions of the currency warrants that we may offer. We will describe the particular terms of the currency warrants and the extent, if any, to which the general provisions described below do not apply to the currency warrants offered in the applicable prospectus supplement. The following summary is not complete. You should refer to the currency warrants and the currency warrant agreement relating to the specific currency warrants being offered for the complete terms of those currency warrants. Forms of those documents are filed as exhibits to the registration statement.

We will issue each issue of currency warrants under a currency warrant agreement to be entered into between us and Chase Bank or another bank or trust company, as warrant agent. The warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of currency warrants.

We may issue currency warrants either in the form of:

- currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "designated currency") for a specified amount of U.S. dollars; or

- currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

As a prospective purchaser of currency warrants, you should be aware of special United States federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe those tax considerations.

Unless otherwise specified in the applicable prospectus supplement, we will issue the currency warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. See "Book-Entry Issuance" below.

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those currency warrants will be the date the delisting or trading suspension becomes effective, and currency warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable currency warrant agreement will contain a covenant from us that we will not seek to delist the currency warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

Currency warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the currency warrants will expire worthless. Further, the cash settlement value of currency warrants at any time prior to exercise or expiration may be less than the trading value of the currency warrants. The trading value of the currency warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the currency warrants, the relationship be-tween the exercise price of the currency warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because currency warrants are unsecured obligations of J.P. Morgan Chase, changes in our perceived creditworthiness may also be expected to affect the trading prices of currency warrants. Finally, the amount of actual cash settlement of a currency warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the currency warrant and the time the exercise is actually effected.

As a prospective purchaser of currency warrants you should be prepared to sustain a loss of some or all of the purchase price of your currency warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the currency warrants in light of your particular financial circumstances. You should also consider the information set forth under "Risk Factors" in the prospectus supplement relating to the particular issue of currency warrants being offered and to the other information regarding the currency warrants and the designated currency set forth in the prospectus supplement.

                              BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company ("DTC") will act as depositary (the "global securities").

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee ("DTC participants") or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we, the trustees, nor any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or review-ing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

- DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

- we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

- if applicable to the particular type of security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of Chase Bank in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (the "NASD"). Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, societe anonyme

("Clearstream") or Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. Unless otherwise specified in the prospectus supplement, Chase Bank will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator"). Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions governing use of Euroclear only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised that investors that acquire, hold and transfer interests in global securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between that intermediary and each other intermediary, if any, standing between themselves and the Euroclear operator.

The Euroclear operator has advised that under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests credited to their accounts with the Euroclear operator. If the Euroclear operator did not have on deposit a sufficient amount of securities of a particular type to cover the claims of all participants credited with such interests in securities on the Euroclear operator's records, all participants having an amount of interests in securities of such type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro rata share of the amount of securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

                              PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, securities warrants or currency warrants being offered by use of this prospectus and an applicable prospectus supplement:

- through underwriters;

- through dealers;

- through agents; or

- directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us, Chase Bank, Morgan Bank, Chase USA, J.P. Morgan Securities or our other subsidiaries in the ordinary course of business.

Under Rule 2720 of the Conduct Rules of the NASD, when an NASD member, such as J.P. Morgan Securities, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Rule 2720. J.P. Morgan Securities is considered to be an "affiliate" (as that term is defined in Rule 2720) of ours by virtue of the fact that we own all of the outstanding equity securities of J.P. Morgan Securities. Any offer and sale of offered securities will comply with the requirements of Rule 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on J.P. Morgan Securities or our other affiliates by the Federal Reserve Board.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities, may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

                                    EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

Simpson Thacher & Bartlett, New York, New York, will provide an opinion for us regarding the validity of the offered securities and Cravath, Swaine & Moore, New York, New York will provide such an opinion for the underwriters. Cravath, Swaine & Moore acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.

                 [J.P. MORGAN CHASE & CO. LOGO]

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

Affiliates of J.P. Morgan Chase & Co., including J.P. Morgan Securities Inc., may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities, preferred stock or depositary shares of J.P. Morgan Chase & Co. or warrants to purchase those debt securities, shares of preferred stock or depository shares. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

LISTED DEBT SECURITIES

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

TITLE OF SECURITIES                                           TICKER SYMBOL
-------------------                                           -------------
7 1/2% Subordinated Notes Due 2003..........................     JPM F03
Floating Rate Subordinated Notes Due 2003...................     JPM J03
Floating Rate Subordinated Notes Due August 1, 2003.........     JPM A03
6 1/2% Subordinated Notes Due 2005..........................     JPM A05
6 1/4% Subordinated Notes Due 2006..........................      JPM 06
6 1/8% Subordinated Notes Due 2008..........................     JPM O08
6 3/4% Subordinated Notes Due 2008..........................     JPM A08
6 1/2% Subordinated Notes Due 2009..........................      JPM 09

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following is listed on the American Stock Exchange and has the following ticker symbol:

TITLE OF SECURITIES                                           TICKER SYMBOL
-------------------                                           -------------
Consumer Price Indexed Securities Due 2010..................       JPI.A

LISTED PREFERRED STOCK

Of the series of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

TITLE OF SECURITIES                                           TICKER SYMBOL
-------------------                                           -------------
Adjustable Rate Cumulative Preferred Stock, Series A........     JPMPrA
Adjustable Rate Cumulative Preferred Stock, Series L........     JPMPrL
Adjustable Rate Cumulative Preferred Stock, Series N........     JPMPrN

LISTED DEPOSITARY SHARES

Of the series of the depositary shares representing shares of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

TITLE OF SECURITIES                                           TICKER SYMBOL
-------------------                                           -------------
Depositary Shares, each representing a 1/10 interest in a
  share of 6 5/8% Cumulative Preferred Stock................     JPMPrH

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                       This prospectus is dated --, 2001.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE
PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS DATE.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Where You Can Find More Information About
  J.P. Morgan Chase & Co. ...............     3
J.P. Morgan Chase & Co. .................     4
Consolidated Ratios of Earnings to Fixed
  Charges and Preferred Stock Dividend
  Requirements...........................     5
Description of Debt Securities...........     5
Company Debt Securities..................     6

                                           PAGE
                                           ----
Heritage Chase Debt Securities...........    19
Heritage J.P. Morgan Debt Securities.....    24
Relationship Among Subordination
  Provisions.............................    35
Description of Capital Stock.............    36
Book-Entry Issuance......................    40
Experts..................................    44

                            WHERE YOU CAN FIND MORE
                   INFORMATION ABOUT J.P. MORGAN CHASE & CO.

J.P. Morgan Chase & Co. ("J.P. Morgan Chase," which may be referred to as "we" or "us") files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and (iii) any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (a) Our Annual Report on Form 10-K for the year ended December 31,
     2000;

          (b) Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2001, and June 30, 2001;

          (c) Our Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001, January 31, 2001, April 5, 2001, April 27, 2001, June 6, 2001,
     July 20, 2001 and October 19, 2001; and

          (d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     J.P. Morgan Chase & Co.
     270 Park Avenue
     New York, NY 10017
     212-270-4040

                            J.P. MORGAN CHASE & CO.

J.P. Morgan Chase is a financial holding company incorporated under Delaware law in 1968. As of June 30, 2001, we had approximately $713 billion in assets and approximately $42 billion in stockholders' equity.

We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are The Chase Manhattan Bank ("Chase Bank") and Morgan Guaranty Trust Company of New York ("Morgan Bank"), each of which is a New York banking corporation headquartered in New York city; and Chase Manhattan Bank USA, National Association ("Chase USA"), headquartered in Delaware. Our principal non-bank subsidiary is our investment bank subsidiary, J.P. Morgan Securities Inc. ("J.P. Morgan Securities"). We currently expect Chase Bank to merge with Morgan Bank on November 10, 2001 and that, following completion of the merger, Chase Bank will change its name to "JPMorgan Chase Bank". All references herein to Chase Bank shall also refer to JPMorgan Chase Bank after the merger November 10, 2001.

Our activities are internally organized, for management reporting purposes, into five major businesses: Investment Bank, Investment Management & Private Banking, Treasury & Securities Services, JPMorgan Partners and Retail & Middle Market Financial Services. We have presented a brief description of those businesses below.

  Investment Bank

The Investment Bank includes our securities underwriting and financial advisory, trading, mergers, and acquisitions advisory and corporate lending and syndication business.

  Investment Management & Private Banking

Our Investment Management & Private Banking includes our asset management businesses, including our mutual funds; our institutional money management and cash management businesses; and our private bank, which provides wealth management solutions for a global client base of high net worth individuals and families.

  Treasury & Securities Services

Treasury & Securities Services is a recognized leader in information and transaction processing services, moving trillions of dollars daily in securities and cash for its wholesale clients. Treasury & Securities Services includes our custody, cash management, trust and other fiduciary services businesses.

  JPMorgan Partners

JPMorgan Partners is one of the world's largest and most diversified private equity investment firms with total funds under management of approximately $20 billion.

  Retail & Middle Market Financial Services

Retail & Middle Market Financial Services serves more than 30 million consumer, small businesses and middle-market companies across the United States. Retail & Middle Market Financial Services offers a wide range of financial products and services, including consumer banking, credit cards, mortgage services and consumer finance services, through a diverse array of distribution channels, including the internet and branch and ATM networks.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combine fixed charges and preferred stock dividend requirements are as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                   SIX MONTHS ENDED   --------------------------------
                                                    JUNE 30, 2001     2000   1999   1998   1997   1996
                                                   ----------------   ----   ----   ----   ----   ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.................        1.31         1.52   1.93   1.46   1.53   1.50
  Including Interest on Deposits.................        1.19         1.31   1.54   1.29   1.33   1.29
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits.................        1.30         1.51   1.90   1.45   1.51   1.47
  Including Interest on Deposits.................        1.19         1.31   1.53   1.28   1.32   1.28

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 DESCRIPTION OF
                                DEBT SECURITIES

Our outstanding senior and subordinated securities offered by use of this prospectus (the "Debt Securities") have been issued under a number of indentures, some of which were initially executed by our predecessor institutions and assumed by us in connection with various mergers.

None of our indentures limits the amount of debt securities that we may issue. Each indenture provides that we may issue debt securities up to the principal amount we authorize from time to time. In addition, none of our subordinated indentures limits the amount of senior indebtedness we may incur.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that J.P. Morgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than J.P. Morgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

None of our indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, none of our indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

We may have issued some of the Debt Securities as original issue discount Debt Securities. Original issue discount Debt Securities bear no interest or bear interest at a below-market rate and are sold at a discount below their stated principal amount. Persons considering the purchase, ownership or disposition of original issue discount Debt Securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to the purchase, ownership or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Unless otherwise indicated in a supplement to this prospectus, we have issued the Debt Securities only in registered form without coupons. We may have issued some of the Debt Securities only as permanent global securities. See "Book-Entry Issuance" below. You will not be required to pay a service charge for any transfer or exchange of the

Debt Securities, but we may require payment of any taxes or other governmental charges.

Unless a particular issue of Debt Securities is represented by a permanent global note, we will pay the principal of, and premium, if any, and interest, if any, on the Debt Securities at the corporate trust office of the applicable paying agent. That paying agent, in the case of the Company Debt Securities and Heritage Chase Debt Securities referred to below, is Chase Bank in New York City and, in the case of the Heritage J.P. Morgan Debt Securities referred to below, is U.S. Bank Trust National Association in New York City. You may also make transfers or exchanges of the Debt Securities at those respective locations. We also have the right to pay interest on any Debt Securities by check mailed to the registered holders of the Debt Securities at their registered addresses.

In connection with any payment on a Debt Security, we may require the holder to certify information to J.P. Morgan Chase. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

                            COMPANY DEBT SECURITIES

J.P. Morgan Chase (which, for purposes of this portion of the prospectus, includes Chase prior to its merger with heritage J.P. Morgan, and Chemical Banking Corporation prior to its merger with The Chase Manhattan Corporation) has issued Debt Securities (the "Company Debt Securities") from time to time under the indentures referred to in the following paragraph (the "Company Indentures"). The following summary of the provisions of the Company Debt Securities and the Company Indentures is not complete. You should refer to the Company Indentures, copies of which are exhibits to the registration statement (File No. 333---) of which this prospectus is a part (the "registration statement").

We have issued senior Company Debt Securities (the "Company Senior Securities") under an Indenture, dated as of December 1, 1989 (as amended, the "Company Senior Indenture"), between us and Bankers Trust Company, as trustee. We have issued subordinated Company Debt Securities (the "Company Subordinated Securities") under an Indenture, as amended and restated as of December 15, 1992 (as amended, the "Company Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee. The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies.

COMPANY SENIOR SECURITIES

The Company Senior Securities are our direct, unsecured general obligations and constitute Company Senior Indebtedness having the same rank as our other senior indebtedness. For a definition of Company Senior Indebtedness, see "Company Debt Securities -- Company Subordinated Securities -- Subordination" below.

Limitation on Disposition of Stock of Chase Bank. The Company Senior Indenture contains a covenant by us that, so long as any of the Company Senior Securities are outstanding, neither we nor any Intermediate Subsidiary, as defined below, will dispose of any shares of voting stock of Chase Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of Chase Bank, except to J.P. Morgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit Chase Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of J.P. Morgan Chase with or into another person or a sale of our assets. The covenant also will not apply if both:

          (1) the disposition in question is made for fair market value, as determined by the board of directors J.P. Morgan Chase or the Intermediate Subsidiary; and

          (2) after giving effect to the disposition, we and any one or more of our Intermediate

     Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of Chase Bank or any successor to Chase Bank free and clear of any security interest.

The above covenant also does not restrict Chase Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) J.P. Morgan Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The Company Senior Indenture defines an "Intermediate Subsidiary" as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and
(2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by J.P. Morgan Chase, free and clear of any security interest. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent Chase Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture.

Defaults and Waivers. The Company Senior Indenture defines an event of default with respect to any series of Company Senior Securities as any one of the following events:

          (1) default in the payment of interest on any Company Senior Security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any Company Senior Security of that series at maturity;

          (3) default in the deposit of any sinking fund payment and continuance of that default for five days;

          (4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the Company Senior Indenture applicable to that series;

          (5) (A) failure by us to pay indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by us and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

          (6) specified events of bankruptcy, insolvency or reorganization of J.P. Morgan Chase or Chase Bank; and

          (7) any other event of default specified with respect to Company Senior Securities of that series.

If any event of default with respect to Company Senior Securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are original issue discount securities, a specified portion of the principal amount) of all Company Senior Securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding Company Senior Securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults.

The Company Senior Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Company Senior Securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the Company Senior Indenture, other than a covenant to make payment. The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an event of default with respect to Company Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered the trustee reasonable security or indemnity. The Company Senior Indenture provides that the holders of a majority in principal amount of outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the Company Senior Indenture.

The Company Senior Indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Defeasance and Covenant Defeasance. The Company Senior Indenture contains a provision that, if made applicable to any series of Company Senior Securities, permits us to elect:

- defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any Company Senior Securities of that series then outstanding; and/or

- covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of those covenants or a cross-default.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those Company Senior Securities. As used in the Company Senior Indenture, "U.S. government obligations" are:

          (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are, or are guaranteed as a full faith and credit obligation of the United States and that are not redeemable by the issuer; and

          (2) depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of Company Senior Securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of Company Senior Securities, then even if there were a default under the related covenant, payment of those Company Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Company Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Company Senior Securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those Company Senior Securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding Company Senior Securities affected by the modification. However, without the consent of each affected holder, no such modification may:

- change the stated maturity of any Company Senior Security;

- reduce the principal amount of, or premium, if any, on, any Company Senior Security;

- reduce the rate of payment of interest on any Company Senior Security, or change other specified provisions relating to the yield of the Company Senior Security;

- change the currency or currencies in which any Company Senior Security is payable;

- reduce the percentage of holders of outstanding Company Senior Securities of any series required to consent to any modification, amendment or any waiver under the Company Senior Indenture; or

- change the provisions in the Company Senior Indenture that relate to its modification or amendment.

We and the trustee may amend the Company Senior Indenture without the consent of the holders of the Company Senior Securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of Company Senior Securities, and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Company Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into J.P. Morgan Chase, provided that:

          (1) the successor is a person organized under U.S. laws;

          (2) the successor, if not us, assumes our obligations on the Company Senior Securities and under the Company Senior Indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) other specified conditions are met.

The principal terms of the Company Senior Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

5 3/4% SENIOR NOTES DUE 2004

- Initial principal amount of series (subject to increase): $500,000,000

- Maturity date: April 15, 2004

- Interest payment dates: April 15 and October 15

- Record dates: April 1 and October 1

- Issuance date: April 26, 1999

- Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

CONSUMER PRICE INDEXED SECURITIES DUE 2010 (CPIS)

- Initial principal amount of series (subject to increase): $15,000,000

- Maturity date: January 15, 2010

- Other terms:

  - The principal amount and issue price of each CPI is $1,250

  - Does not pay interest

  - No guarantee of return of principal at maturity

  - At maturity, a holder will receive $1,948.50 per $1,250 principal amount plus an amount equal to the product of a multiplier times the difference between the ending index and the forward index. The multiplier is 57.3069. The forward index is 208.50. The ending index will be the Reference CPI at maturity.

  - The Reference CPI is the 3-month lagged version of the CPI which is used by the United States Department of the Treasury to calculate the inflation indexed principal of its inflation indexed securities.

  - Beginning on January 15, 2003, and each January 15 thereafter, the Securities may be redeemed at the option of the holder for an amount equal to the discounted present value of the estimated payment at maturity.

  - The CPIs have been approved for listing on the American Stock Exchange LLC.

5 5/8% NOTES DUE 2006

- Initial principal amount of series (subject to increase): $1,500,000,000

- Maturity date: August 15, 2006

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: August 14, 2001

- Redemption: Not redeemable prior to maturity and not subject to a sinking fund

SENIOR MEDIUM-TERM NOTES, SERIES C

As of the date of this prospectus, $12,120,340,000 aggregate principal amount of our Senior Medium-Term Notes, Series C (the "Senior Series C Notes") is issued and outstanding. In the table below we specify the following terms of those Senior Series C Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate and redemption dates, if any.

The interest rate bases or formulas applicable to Senior Series C Notes that bear interest at floating rates are indicated in the table below. The Senior Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Senior Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
November 10, 1995......   $   25,000,000    November 10, 2005......  Constant maturity 10 year Treasury Index minus 0.34%
August 5, 1997.........      300,000,000    August 5, 2027.........  Zero coupon; redeemable on semiannual redemption dates on or after August 5, 2002 at prices
                                                                     varying with the redemption date
August 15, 1997........      115,000,000    August 15, 2017........  Zero coupon; redeemable on semiannual redemption dates on or after August 15, 2001 at prices
                                                                     varying with the redemption date
January 20, 1998.......       15,000,000    January 21, 2003.......  LIBOR Telerate reset monthly + 0.14%
February 13, 1998......       66,000,000    February 13, 2003......  LIBOR Telerate reset quarterly + 0.15%
February 20, 1998......       11,079,000    February 22, 2028......  LIBOR Telerate reset monthly minus 0.10%;
                                                                     repayable at the option of the holder on
                                                                     February 22 of 2008, 2011, 2014 and 2018 at
                                                                     prices varying with the redemption date
December 8, 1998.......      200,000,000    December 10, 2001......  LIBOR Telerate reset quarterly + 0.30%
December 23, 1998......      100,000,000    December 21, 2001......  LIBOR Telerate reset quarterly + 0.26%
January 20, 1999.......       60,000,000    January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......       50,000,000    January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......       10,000,000    January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......       60,000,000    January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......      100,000,000    January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 28, 1999.......       25,000,000    January 28, 2004.......  LIBOR Telerate reset quarterly + 0.27%
January 29, 1999.......      140,000,000    January 29, 2002.......  LIBOR Telerate reset quarterly + 0.17%
February 10, 1999......      100,000,000    February 10, 2004......  5.69%
March 18, 1999.........       50,000,000    March 18, 2002.........  LIBOR Telerate reset monthly + 0.135%
March 18, 1999.........       15,000,000    March 18, 2002.........  LIBOR Telerate reset monthly + 0.135%
March 26,1999..........       35,000,000    March 26, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       50,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       20,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       75,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       50,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       25,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       25,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........       35,000,000    April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 29, 1999.........       75,000,000    April 29, 2002.........  LIBOR Telerate reset quarterly + 0.10%
April 30, 1999.........       75,000,000    April 30, 2002.........  LIBOR Telerate reset quarterly + 0.10%

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
May 4, 1999............   $   50,000,000    May 6, 2002............  Federal Funds Rate reset daily + 0.35%
October 26, 1999.......       35,311,000    October 26, 2039.......  LIBOR Telerate reset quarterly minus 0.10%;
                                                                     repayable at the option of the holder on October
                                                                     26 of 2009, 2012, 2015 and 2018 at prices
                                                                     varying with the redemption date.
November 24, 1999......      300,000,000    December 1, 2004.......  6.75%
December 15, 1999......      400,000,000    December 17, 2001......  LIBOR Telerate reset quarterly + 0.10%
January 6, 2000........      600,000,000    January 3, 2002........  LIBOR Telerate reset quarterly + 0.08%
January 25, 2000.......      100,000,000    January 14, 2005.......  7.50%
February 4, 2000.......      270,000,000    February 1, 2002.......  7.20%
February 18, 2000......      255,000,000    February 15, 2002......  7.22%
February 18, 2000......       50,000,000    February 15, 2002......  7.22%
February 18, 2000......       50,000,000    February 1, 2002.......  LIBOR Telerate reset quarterly + 0.08%
February 22, 2000......       50,000,000    February 22, 2002......  Federal Funds Rate reset daily + 0.30%
February 22, 2000......       50,000,000    February 22, 2002......  LIBOR Telerate reset quarterly + 0.08%
February 22, 2000......       50,000,000    February 22, 2002......  LIBOR Telerate reset quarterly + 0.11%
February 24, 2000......       20,000,000    February 24, 2005        LIBOR Telerate reset monthly + 0.20%
March 1, 2000..........       30,000,000    March 3, 2003..........  LIBOR Telerate reset quarterly + 0.12%
March 8, 2000..........       30,000,000    March 8, 2005..........  LIBOR Telerate reset quarterly + 0.63%
March 8, 2000..........       25,000,000    March 8, 2006..........  LIBOR Telerate reset quarterly + 0.60%
March 8, 2000..........       20,000,000    March 8, 2005..........  LIBOR Telerate reset quarterly + 0.50%
March 17, 2000.........       50,000,000    March 17, 2003.........  LIBOR Telerate reset quarterly + 0.12%
March 17, 2000.........       15,000,000    March 17, 2003.........  LIBOR Telerate reset quarterly + 0.12%
March 21, 2000.........       25,000,000    March 21, 2005.........  LIBOR Telerate reset quarterly + 0.20%
March 27, 2000.........    1,570,000,000    March 22, 2002.........  LIBOR Telerate reset quarterly + 0.07%
March 28, 2000.........      350,000,000    March 28, 2002.........  LIBOR Telerate reset monthly + 0.12%
March 29, 2000.........      158,000,000    March 29, 2005.........  LIBOR Telerate reset quarterly + 0.22%
June 7, 2000...........      100,000,000    June 7, 2002...........  7.36%
June 14, 2000..........       30,000,000    June 14, 2005..........  LIBOR Telerate reset quarterly + 0.34 with a maximum interest rate of 9 1/2%
July 6, 2000...........      275,000,000    July 8, 2002...........  LIBOR Telerate reset quarterly + 0.12%
July 6, 2000...........      725,000,000    July 8, 2002...........  LIBOR Telerate reset quarterly + 0.10%
September 6, 2000......      100,000,000    September 6, 2002......  LIBOR Telerate reset monthly + 0.11%
September 8, 2000......       25,000,000    September 6, 2002......  LIBOR Telerate reset monthly + 0.11%
September 11, 2000.....      175,000,000    September 11, 2002.....  LIBOR Telerate reset monthly + 0.11%
September 11, 2000.....      244,000,000    September 11, 2002.....  LIBOR Telerate reset monthly + 0.11%
September 11, 2000.....       55,000,000    September 11, 2002.....  LIBOR Telerate reset monthly + 0.11%
September 13, 2000.....      265,000,000    September 15, 2003.....  LIBOR Telerate reset quarterly + 0.15%
February 1, 2001.......    1,000,000,000    January 30, 2003.......  LIBOR Telerate reset quarterly + 0.125%
February 20, 2001......    1,000,000,000    February 20, 2003......  LIBOR Telerate reset quarterly + 0.11%
February 28, 2001......       63,000,000    February 28, 2003......  LIBOR Telerate reset quarterly + 0.11%
March 5, 2001..........      120,000,000    February 27, 2004......  5.37%
March 6, 2001..........      365,000,000    March 6, 2003..........  LIBOR Telerate reset quarterly + 0.11%
March 14, 2001.........      110,000,000    March 14, 2003.........  LIBOR Telerate reset quarterly + 0.10%
March 23, 2001.........      100,000,000    June 23, 2003..........  LIBOR Telerate reset quarterly + 0.115%
March 30, 2001.........      100,000,000    March 22, 2004.........  LIBOR Telerate reset quarterly + 0.15%
March 30, 2001.........      125,000,000    March 30, 2004.........  LIBOR Telerate reset monthly + 0.17%
May 1, 2001............      400,000,000    May 1, 2003............  LIBOR Telerate reset quarterly + 0.09%
May 8, 2001............       25,000,000    May 8, 2006............  LIBOR Telerate reset monthly + 0.27%
May 8, 2001............      100,000,000    May 10, 2004...........  LIBOR Telerate reset quarterly + 0.15%
May 17, 2001...........       50,000,000    May 17, 2004...........  LIBOR Telerate reset quarterly + 0.15%
June 6, 2001...........       40,000,000    June 6, 2003...........  LIBOR Telerate reset quarterly + 0.05%
June 11, 2001..........       16,950,000    June 6, 2003...........  LIBOR Telerate reset quarterly + 0.03%
June 20, 2001..........       25,000,000    June 20, 2006..........  LIBOR Telerate reset monthly + 0.24%
June 26, 2001..........       55,000,000    June 28, 2004..........  LIBOR Telerate reset quarterly + 0.12%
August 14, 2001........       71,000,000    November 15, 2005......  5.375%

COMPANY SUBORDINATED SECURITIES

The Company Subordinated Securities are our direct, unsecured general obligations. The Company Subordinated Securities are subordinate and junior in right of payment to all Company Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. For definitions of "Company Senior Indebtedness" and "Additional Senior Obligations", see "-- Subordination" below.

Unless otherwise indicated below with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities is subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers" below.

If any Company Subordinated Securities are specified to be convertible into our common stock, the holders will be entitled, as specified, to convert those convertible Company Subordinated Securities into common stock at the conversion price specified.

To the extent specified below with respect to a particular series of Company Subordinated Securities, the holders of the particular series may be obligated at maturity, or at any earlier time as set forth below, to exchange that series of Company Subordinated Securities for Capital Securities on terms specified below. "Capital Securities" may consist of our common stock, perpetual preferred stock or other capital securities acceptable to our primary Federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Company Subordinated Securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Company Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a secondary offering on behalf of any holders who elect to receive cash for the Capital Securities.

Subordination. The Company Subordinated Securities are subordinated and junior in right of payment to all Company Senior Indebtedness and, under certain circumstances, Additional Senior Obligations. As of June 30, 2001, our Company Senior Indebtedness and Additional Senior Obligations totaled approximately $48 billion.

As used in this prospectus, "Company Senior Indebtedness" means the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Company Subordinated Indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee. However, Company Senior Indebtedness does not include indebtedness that is stated to be not superior to or to have the same rank as the Company Subordinated Securities. In particular, Company Senior Indebtedness does not include (A) Antecedent Company Subordinated Indebtedness (as defined below), (B) Company Subordinated Securities issued on or after December 15, 1992, (C) Assumed Heritage Chase Subordinated Indebtedness, as defined below, (D) Antecedent Heritage JPM Subordinated Indebtedness (as defined below), (E) Other Assumed Heritage JPM Subordinated Indebtedness (as defined below), and (F) other debt of J.P. Morgan Chase that is expressly stated to have the same rank as or to not rank superior to the Company Subordinated Securities (we refer to that other debt as "Other Subordinated Indebtedness").

The Company Subordinated Indenture defines "Additional Senior Obligations" to mean all indebtedness of J.P. Morgan Chase for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Company Senior Indebtedness and except obligations that are expressly stated to have the same rank as or to rank not senior to the Company Subordinated Securities. For purposes of this definition, "claim" shall have the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of execution of the Company Subordinated Indenture.

Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness issued by Chemical Banking Corporation prior to December 15, 1992, other than Assumed Heritage Chase Subordinated Indebtedness and Assumed Heritage JPM Subordinated Indebtedness.

Assumed Heritage Chase Subordinated Indebtedness means all outstanding subordinated indebtedness that we assumed as a result of our merger with The Chase Manhattan Corporation.

Antecedent Heritage JPM Subordinated Indebtedness means all outstanding subordinated indebtedness issued by heritage J.P. Morgan prior to

March 1, 1993 that we assumed as a result of our merger with heritage J.P.
Morgan.

Other Assumed Heritage JPM Subordinated Indebtedness means all outstanding subordinated indebtedness issued by heritage J.P. Morgan on or after March 1, 1993 that we assumed as a result of our merger with J.P. Morgan.

Under the Company Subordinated Indenture, we may not make any payment on the Company Subordinated Securities or exchange any Company Subordinated Securities for Capital Securities in the event:

- we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Company Senior Indebtedness; or

- there shall exist any event of default on any Company Senior Indebtedness or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization:

- we must pay to the holders of Company Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Company Senior Indebtedness before any payment or distribution is made on the Company Subordinated Securities, and

- if, after we have made those payments on the Company Senior Indebtedness, there are amounts available for payment on the Company Subordinated Securities and creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use amounts available for payment on the Company Subordinated Securities, other than Antecedent Company Subordinated Indebtedness, to pay in full all Additional Senior Obligations before we may make any payment on the Company Subordinated Securities.

For additional information regarding the relationship among the provisions governing our various series of subordinated debt securities, see "Relationship Among Subordination Provisions" below.

Limitation on Disposition of Voting Stock of Chase Bank. Except as noted below, the Company Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of Chase Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of Chase Bank. The Company Subordinated Indenture also does not prohibit Chase Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the Company Subordinated Indenture does contain a covenant, which is for the exclusive benefit of the holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "-- Consolidation, Merger and Sale of Assets," that we will not sell or otherwise dispose of any shares of voting stock of Chase Bank, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of Chase Bank, nor will we permit Chase Bank to issue any such shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, that covenant does not prohibit:

- issuances or sales of directors' qualifying shares;

- issuances or sales of shares to us;

- sales or other dispositions or issuances for fair market value, as determined by our board of directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of Chase Bank;

- sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and

- sales of voting stock by Chase Bank to its shareholders if those sales do not reduce the percentage of shares of voting stock owned by us.

Defaults and Waivers. The Company Subordinated Indenture defines an event of default:

- with respect to Antecedent Company Subordinated Indebtedness, as any one of certain events of bankruptcy, insolvency and reorganization affecting J.P. Morgan Chase; and

- with respect to Company Subordinated Securities, as any one of certain events of bankruptcy or reorganization affecting J.P. Morgan Chase and any other event described below as an event of default for a particular series.

If an event of default occurs and is continuing with respect to any outstanding series of Company Subordinated Securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal, or, in the case of original issue discount Company Subordinated Securities, a specified amount of principal, of all Company Subordinated Securities of that series to be due and payable immediately in cash. Subject to specified conditions, the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series may annul the declaration and waive certain past defaults. The right of the holders of the Company Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an event of default continues to exist so long as the Company Subordinated Securities of that series have not been exchanged or converted. Any right to enforce that payment in cash would, in the event of our bankruptcy or reorganization, be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Company Subordinated Securities may waive any past default or event of default, except a payment default.

Unless otherwise provided in the terms of a series of Company Subordinated Securities, there is no right of acceleration of the payment of principal of the Company Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture. In the event of a default in the payment of interest or principal, including a default in the delivery of any Capital Securities in exchange for Company Subordinated Securities, or in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or delivery or the performance of that covenant or agreement.

The Company Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default with respect to Company Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it. However, except in cases involving our bankruptcy or reorganization, a payment default or a default in the obligation to deliver Capital Securities in exchange for Company Subordinated Securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. The term "default" for purposes of this provision includes the events of default specified above without grace periods or notice. We are required to furnish to the trustee annually an officers' certificate as to the absence of defaults under the Company Subordinated Indenture.

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Subordinated Indenture at the request or direction of any of the holders of the Company Subordinated Securities, unless those holders have offered the trustee reasonable security or indemnity. Subject to that provision for security or indemnity, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Company Subordinated Securities of that series.

Modification of the Indenture. The Company Subordinated Indenture contains provisions permitting us and the trustee to modify the Company Subordinated Indenture or the rights of the holders of the Company Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Company Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of Company Subordinated Securities affected by the modification:

- change the stated maturity date of the principal of, or any installment of principal of or interest on, any Company Subordinated Security;

- reduce the principal amount of, or premium, if any, or interest, if any, on, any Company Subordinated Security;

- reduce the portion of the principal amount of an original issue discount Company Subordinated

  Security payable upon acceleration of the maturity of that Company Subordinated Security;

- reduce any amount payable upon redemption of any Company Subordinated
  Security;

- change the place or places where, or the currency in which, any Company Subordinated Security or any premium or interest is payable;

- change the definition of market value;

- impair the right of any holders of Company Subordinated Securities of any series to receive on any exchange date for Company Subordinated Securities of that series Capital Securities with a market value equal to that required by the terms of the Company Subordinated Securities;

- impair the conversion rights, if any, of any holders;

- impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Company Subordinated Security, including any right of redemption at the option of the holder of that Company Subordinated Security, or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require us to sell Capital Securities in a secondary offering or to require the delivery of common stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities;

- reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture, or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or event of default; or

- modify the above requirements.

The Company Subordinated Indenture permits us and the trustee to amend the Company Subordinated Indenture without the consent of the holders of Company Subordinated Securities in the event of the merger of J.P. Morgan Chase, the replacement of the trustee, to effect modifications that do not affect any outstanding series of Company Subordinated Securities and for other specified purposes.

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

- we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Company Subordinated Securities and the performance and observance of all the covenants and conditions of the Company Subordinated Indenture binding upon us; and

- immediately after the merger, consolidation, sale or conveyance, we or the successor corporation shall not be in default in the performance of any such covenant or condition.

The principal terms of the Company Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated interest payment dates to the registered holders on the preceding record date. Unless otherwise indicated below, Company Subordinated Securities of the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

8 1/2% SUBORDINATED NOTES DUE 2002

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2002

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 10, 1992

- Other terms: The happening of one or more of the following events will constitute an event of default:

          (1) default for 30 days in the payment of any installment of interest;

          (2) default in the payment, when due, of principal;

          (3) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements with respect to this series; and

          (4) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.

8 5/8% SUBORDINATED DEBENTURES DUE 2002

- Principal amount of series: $150,000,000

- Maturity date: May 1, 2002

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Issuance date: May 6, 1992

8 1/8% SUBORDINATED NOTES DUE JUNE 15, 2002

- Principal amount of series: $100,000,000

- Maturity date: June 15, 2002

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 23, 1992

7 5/8% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2003

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 22, 1993

7 1/8% SUBORDINATED DEBENTURES DUE 2005

- Principal amount of series: $200,000,000

- Maturity date: March 1, 2005

- Interest payment dates: March 1 and September 1

- Record dates: February 15 and August 15

- Issuance date: March 1, 1993

6 1/2% SUBORDINATED DEBENTURES DUE 2009

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2009

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 25, 1994

7 7/8% SUBORDINATED DEBENTURES DUE 2006

- Principal amount of series: $150,000,000

- Maturity date: July 15, 2006

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: July 27, 1994

7 1/8% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: February 1, 2007

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: January 29, 1997

7 1/4% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: June 1, 2007

- Interest payment dates: June 1 and December 1

- Record dates: May 15 and November 15

- Issuance date: May 21, 1997

7 1/8% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $250,000,000

- Maturity date: June 15, 2009

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 12, 1997

6 3/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series $200,000,000

- Maturity date: February 15, 2008

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 11, 1998

6 3/8% SUBORDINATED NOTES DUE APRIL 1, 2008

- Principal amount of series: $250,000,000

- Maturity date: April 1, 2008

- Interest payment dates: April 1 and October 1

- Record dates: March 15 and September 15

- Issuance date: April 7, 1998

6% SUBORDINATED NOTES DUE 2005

- Principal amount of series: $300,000,000

- Maturity date: November 1, 2005

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Issuance date: November 6, 1998

6% SUBORDINATED NOTES DUE 2009

- Initial principal amount of series (subject to increase): $350,000,000

- Maturity date: February 15, 2009

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 23, 1999

7% SUBORDINATED NOTES DUE 2009

- Initial principal amount of series (subject to increase): $500,000,000

- Maturity date: November 15, 2009

- Interest payment dates: May 15 and November 15

- Record dates: May 1 and November 1

- Issuance date: November 22, 1999

7.875% SUBORDINATED NOTES DUE 2010

- Initial principal amount of series (subject to increase): $500,000,000

- Maturity date: June 15, 2010

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 9, 2000

6.75% SUBORDINATED NOTES DUE 2011

- Initial principal amount of series (subject to increase): $1,500,000,000

- Additional principal amount of series issued June 8, 2001: $500,000,000

- Aggregate principal amount of series (subject to increase): $2,000,000,000

- Maturity date: February 1, 2011

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15
- Initial date: January 30, 2001

SUBORDINATED MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $1,620,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Subordinated Series A Notes") is or is scheduled to become issued and outstanding. In the table below we specify the following terms of those Subordinated Series A Notes:

     - Issuance date;
     - Principal amount;

     - Maturity date;
     - Interest rate and redemption dates, if any.

The Subordinated Series A Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series A Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                               PRINCIPAL
       ISSUANCE DATE            AMOUNT                      MATURITY DATE          INTEREST RATE/REDEMPTION TERMS
       -------------           ---------                    -------------          ------------------------------
April 5, 1995...............  $15,000,000 .........  April 5, 2005...............  10%; converts to LIBOR reset semiannually on April 5, 1999
                                                                                   but in no event shall the rate
                                                                                   be less than 3%
March 24, 1997..............  250,000,000 .........  March 24, 2027..............  Zero coupon; redeemable in whole only annually on or
                                                                                   after March 24, 2007 at prices
                                                                                   varying with the redemption
                                                                                   date.
March 24, 1997..............  100,000,000 .........  March 24, 2027..............  Zero coupon; redeemable in whole only annually on or
                                                                                   after March 24, 2007 at prices
                                                                                   varying with the redemption
                                                                                   date.
September 24, 1997..........  100,000,000 .........  September 15, 2006..........  6.75%
November 5, 1997............   20,000,000 .........  November 5, 2012............  7.00%; redeemable semi-
                                                                                   annually on or after November
                                                                                   5, 2001
November 20, 1997...........   25,000,000 .........  November 20, 2017...........  7.00%; redeemable semi-
                                                                                   annually on or after November
                                                                                   20, 2001

                               PRINCIPAL
       ISSUANCE DATE            AMOUNT                      MATURITY DATE          INTEREST RATE/REDEMPTION TERMS
       -------------           ---------                    -------------          ------------------------------
March 24, 1997..............  $100,000,000 ......... March 24, 2027..............  Zero coupon; redeemable in whole only annually on or
                                                                                   after March 24, 2007 at prices
                                                                                   varying with the redemption
                                                                                   date.
September 24, 1997..........  100,000,000 .........  September 15, 2006..........  6.75%
November 5, 1997............   20,000,000 .........  November 5, 2012............  7.00%; redeemable semi-
                                                                                   annually on or after November
                                                                                   5, 2001
November 20, 1997...........   25,000,000 .........  November 20, 2017...........  7.00%; redeemable semi-
                                                                                   annually on or after November
                                                                                   20, 2001
July 30, 1999...............   25,000,000 .........  July 30, 2009...............  7.00%; redeemable in whole only quarterly on or after
                                                                                   July 30, 2002
August 20, 1999.............   55,000,000 .........  August 20, 2009.............  7.40%; redeemable in whole only semi-annually on or after
                                                                                   August 20, 2002
August 27, 1999.............   25,000,000 .........  August 27, 2009.............  7.55%; redeemable in whole only semi-annually on or after
                                                                                   August 27, 2002
August 27, 1999.............   40,000,000 .........  August 27, 2009.............  7.375%; redeemable in whole only semi-annually on or after
                                                                                   August 27, 2002
November 26, 1999...........   45,000,000 .........  November 26, 2014...........  7.50%; redeemable in whole only quarterly on or after
                                                                                   November 26, 2002
February 22, 2000...........   75,000,000 .........  February 22, 2010...........  8%; redeemable in whole or in part semi-annually on or after
                                                                                   February 22, 2003
February 28, 2000...........   25,000,000 .........  March 2, 2015...............  8.05%; redeemable in whole or in part semi-annually on or
                                                                                   after February 28, 2003
June 9, 2000................  500,000,000 .........  June 15, 2010...............  7.875%
May 24, 2000................   25,000,000 .........  June 1, 2015................  8.15%; redeemable in whole only semi-annually on or after
                                                                                   June 1, 2003
August 18, 2000.............   50,000,000 .........  August 18, 2015.............  8.00%; redeemable in whole only semi-annually on or after
                                                                                   August 18, 2003

SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $47,250,000 aggregate principal amount of our Subordinated Medium-Term Notes, Series B (the "Subordinated Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Subordinated Series B Notes:

     -  Issuance date;

     -  Principal amount;

     -  Maturity date;

     -  Interest rate and redemption dates, if any.

The Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                               PRINCIPAL
       ISSUANCE DATE            AMOUNT                      MATURITY DATE                      RATE
       -------------           ---------                    -------------                      ----
March 31, 1995..............  $ 1,250,000 .........  August 30, 2004.............  Zero Coupon
April 7, 1995...............    3,000,000 .........  April 7, 2002...............  Zero Coupon
April 28, 1995..............    8,500,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 5, 1995.................    8,000,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 12, 1995................    4,750,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 19, 1995................    3,000,000 .........  June 15, 2005...............  7.25%; redeemable monthly on or after June 15, 2000
May 26, 1995................    1,250,000 .........  June 15, 2005...............  7.15%; redeemable monthly on or after June 15, 2000
June 2, 1995................    2,500,000 .........  June 15, 2005...............  7.15%; redeemable monthly on or after June 15, 2000
August 1, 1995..............   15,000,000 .........  August 15, 2005.............  7.125%; redeemable monthly on or after August 15, 2000

INFORMATION CONCERNING THE TRUSTEES

J.P. Morgan Chase and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Company Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Heritage Chase Subordinated Indenture and the Heritage JPM Indentures referred to under "Heritage J.P. Morgan Debt Securities" below and under our Indenture, dated as of November 10, 1996, as amended, with respect to our junior subordinated indebtedness supporting the capital securities of Heritage JPM Capital Trust I and Heritage JPM Capital Trust II (the "Heritage JPM Junior Subordinated Indenture"). Bankers Trust Company is also trustee under the Heritage Chase Senior Indenture referred to below.

                         HERITAGE CHASE DEBT SECURITIES

In connection with our merger with The Chase Manhattan Corporation ("heritage Chase"), we assumed the obligations of heritage Chase with respect to senior debt securities described below (the "Heritage Chase Senior Securities") and subordinated debt securities described below (the "Heritage Chase Subordinated Securities," and together with the Heritage Chase Senior Securities, the "Heritage Chase Debt Securities"). The following summary of the provisions of the Heritage Chase Debt Securities and the indentures under which they were issued (the "Heritage Chase Indentures") is not complete. You should refer to the Heritage Chase Indentures, copies of which are exhibits to the registration statement.

We have issued the Heritage Chase Senior Securities under an Indenture, dated as of July 1, 1986 (as amended, the "Heritage Chase Senior Indenture"), between us and Bankers Trust Company, as trustee. We have issued the Heritage Chase Subordinated Securities under an Indenture, dated as of May 1, 1987, as amended and restated as of September 1, 1993 (as amended, the "Heritage Chase Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee.

HERITAGE CHASE SENIOR SECURITIES

The Heritage Chase Senior Securities are our direct, unsecured general obligations and constitute senior indebtedness having the same rank as our other senior indebtedness.

Limitation on Disposition of Voting Stock of Chase Bank. The Heritage Chase Senior Indenture contains a covenant by us that, so long as any Heritage Chase Senior Securities are outstanding, we will not create a security interest in more than 20% of the shares of voting stock of Chase Bank, or permit more than 20% of those shares (exclu-sive of directors' qualifying shares) to be held directly or indirectly other than by (1) us or (2) a corporation that is wholly-owned (except for directors' qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Senior Indenture defines an event of default with respect to any series of Heritage Chase Senior Securities as any one or more of the following events:

          (1) default in the payment of interest on any Heritage Chase Senior Securities of that series for a period of 30 days;

          (2) default in the payment of the principal of, or premium, if any, on, any Heritage Chase Senior Securities of that series;

          (3) default in performance of any of our covenants or warranties contained in the Heritage Chase Senior Indenture for the benefit of Heritage Chase Senior Securities of that series for a period of 60 days after notice of the default or breach has been given to us;

          (4) certain events of bankruptcy, insolvency or reorganization of J.P. Morgan Chase; and

          (5) any other event of default specified with respect to the Heritage Chase Senior Securities of that series.

If an event of default occurs and is continuing with respect to the Heritage Chase Senior Securities of any series, the trustee or the holders of not less than 25% in principal amount of the Heritage Chase Senior Securities of that series then outstanding may declare the principal of the Heritage Chase Senior Securities of that series or, if the Heritage Chase Senior Securities of that series were issued as original issue discount Heritage Chase Senior Securities, a specified portion of that principal amount, to be due and payable immediately. Under specified conditions the holders of not less than a majority in principal amount of the Heritage Chase Senior Securities of that series may annul the declaration and waive past defaults.

The Heritage Chase Senior Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Heritage Chase Senior Securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant in the Heritage Chase Senior Indenture other than a covenant to make payment. The term "default" for the purposes of this provision means any event which is, or after notice or lapse of time or both would become, an event of default with respect to Heritage Chase Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Senior Indenture at the request or direction of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to that requirement for indemnity and other specified conditions, the holders of a majority in principal amount of the outstanding Heritage Chase Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Senior Securities of that series.

Modification of the Indenture. We and the trustee may modify the Heritage Chase Senior Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Senior Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each outstanding Heritage Chase Senior Security affected by the modification:

- change the stated maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Senior Security;

- reduce the principal amount of any Heritage Chase Senior Security or change the rate of interest or the method of calculation of interest that security, except as provided in the Heritage Chase Senior Indenture or in the Heritage Chase Senior Security, or any premium payable upon the redemption of that security;

- change any obligation of ours to pay additional amounts under the Heritage Chase Senior Indenture;

- reduce the amount of principal of an original issue discount Heritage Chase Senior Security payable upon acceleration of the maturity of that security;

- adversely affect the right of repayment, if any, at the option of the holder;

- change the currency in which any Heritage Chase Senior Security or any premium or any interest on that security is payable;

- impair the right to institute suit for the enforcement of any payment on any Heritage Chase Senior Security;

- reduce the percentage in principal amount of outstanding Heritage Chase Senior Securities of any series the consent of whose holders is required for modification or amendment of or any waiver under the Heritage Chase Senior Indenture;

- change our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or our obligation, if any, to maintain an office or agency outside the United States; or

- modify provisions of the Heritage Chase Senior Indenture requiring consent of specified percentages of holders, except to increase any such percentage.

We and the trustee may modify the Heritage Chase Senior Indenture without the consent of the holders of the Heritage Chase Senior Securities to evidence the merger of J.P. Morgan Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any of the Heritage Chase Senior Securities, consolidate with, merge into or transfer all or substantially all of our assets to any corporation organized and existing under the laws of the United States, any state or the District of Columbia, so long as the successor corporation assumes our obligations relating to the Heritage Chase Senior Securities and under the Heritage Chase Senior Indenture and no event of default shall have happened and be continuing after giving effect to the transaction and so long as other specified conditions are met.

The principal terms of the Heritage Chase Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

HERITAGE CHASE SENIOR MEDIUM-TERM NOTES, SERIES B

The only series of Heritage Chase Senior Medium-Term Notes, Series B (the "Heritage Chase Senior Series B Notes"), issued and outstanding as of the date of this prospectus is $50,000,000 aggregate principal amount of Heritage Chase Senior Series B Notes issued on March 29, 1996. Those Heritage Chase Senior Series B Notes bear interest at an annual rate of 6.85% and mature on March 29, 2006. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

HERITAGE CHASE SUBORDINATED SECURITIES

The Heritage Chase Subordinated Securities are our direct, unsecured general obligations. Payment of the principal of the Heritage Chase Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization.

Subordination. The Heritage Chase Subordinated Securities are subordinated, by their terms, to all of our obligations to our creditors, including Company Senior Indebtedness, Heritage JPM Senior Indebtedness (as defined below), Additional Senior Obligations and Derivative Obligations (as defined below), except obligations having the same rank as or ranking junior to the Heritage Chase Subordinated Securities. For purposes of this prospectus we refer to that senior indebtedness as "Heritage Chase Senior Indebtedness".

We may not make any payment on the Heritage Chase Subordinated Securities, and no holder of Heritage Chase Subordinated Securities will be entitled to demand or receive any such payment unless we have paid in full all amounts of principal, premium, if any, and interest then due on all Heritage Chase Senior Indebtedness.

See "Company Debt Securities -- Company Subordinated Securities" for the amount of outstanding of Heritage Chase Senior Indebtedness (which is the same as the outstanding amount of Company Senior Indebtedness) as of the date of this prospectus. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see "Relationship Among Subordination Provisions" below.

Limitation on Disposition of Voting Stock of Chase Bank. The Heritage Chase Subordinated

Indenture does not prohibit us from selling or otherwise disposing of shares of voting stock of Chase Bank.

Defaults and Waivers. The Heritage Chase Subordinated Indenture defines an event of default with respect to Heritage Chase Subordinated Securities of any series as certain events involving our bankruptcy, insolvency or reorganization and any other events established as events of default for any series of Heritage Chase Subordinated Securities.

If an event of default with respect to any outstanding series of Heritage Chase Subordinated Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of that series may declare the principal amount, or, in the case of original issue discount Heritage Chase Subordinated Securities, a specified portion of the principal amount, of that series to be due and payable immediately in cash. Any right to enforce the payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature of the rights of the holders of the Heritage Chase Subordinated Securities of that series. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of that series may, under specified circumstances, annul the declaration.

The Heritage Chase Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series, to give the holders of that series notice of the default if not cured or waived. The trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold notice of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant, other than a covenant to make payment. The term "default" for the purposes of this provision means any event that is, or after notice or lapse or time or both would become, an event of default with respect to a series of Heritage Chase Subordinated Securities.

Other than the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Subordinated Indenture at the request or direction of any of the holders of the Heritage Chase Subordinated Securities of any series, unless those holders have offered the trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Subordinated Securities of that series.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults.

Modification of the Indenture. We and the trustee may modify the Heritage Chase Subordinated Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Subordinated Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each Heritage Chase Subordinated Security affected by the modification:

- change the fixed maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Subordinated Security;

- reduce the principal amount of any Heritage Chase Subordinated Security;

- change the rate or rates, or the method of ascertaining the rate or rates, of interest on any Heritage Chase Subordinated Security, except as provided in the Heritage Chase Subordinated Indenture or in the Heritage Chase Subordinated Securities, or any premium payable upon the redemption of any Heritage Chase Subordinated Security;

- reduce the portion of the principal amount of any original issue discount Heritage Chase Subordinated Security payable upon acceleration of maturity;

- change any place where, or the currency in which, the principal amount of, or any premium or interest on, any Heritage Chase Subordinated Security is payable;

- impair any right to institute suit for the enforcement of any right to receive payment, or, if applicable, to have delivered capital securities to be exchanged for a Heritage Chase Subordinated Security and to have those capital securities sold in a secondary offering to the extent provided in that Heritage Chase Subordinated Security and in the Heritage Chase Subordinated Indenture;

- modify the subordination provisions of the Heritage Chase Subordinated Indenture in a manner adverse to the holders;

- reduce the percentage in principal amount of outstanding Heritage Chase Subordinated Securities of the series required to approve any modification or alteration of, or any waiver under, the Heritage Chase Subordinated Indenture; or

- impair the right of any holder to receive on any exchange date capital securities with a market value equal to the amount established with respect to the series.

We and the trustee may modify the Heritage Chase Subordinated Indenture without the consent of the holders of the Heritage Chase Subordinated Securities to evidence the merger of J.P. Morgan Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for other specified purposes.

The principal terms of the Heritage Chase Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semi-annually in arrears on the interest payment dates indicated to the registered holders on the preceding record date indicated. Unless otherwise indicated below, the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

9 3/4% SUBORDINATED NOTES DUE 2001

- Principal amount of series: $150,000,000

- Maturity date: November 1, 2001

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Issuance date: November 13, 1991

7 1/2% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000

- Maturity date: February 1, 2003

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: February 2, 1993

FLOATING RATE SUBORDINATED NOTES DUE 2003

- Principal amount of series: $150,000,000

- Maturity date: July 15, 2003

- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR plus 0.125% and (2) 4.35%, payable quarterly in arrears

- Interest payment dates: January 15, April 15, July 15 and October 15

- Record dates: January 1, April 1, July 1 and October 1

- Issuance date: July 15, 1993

FLOATING RATE SUBORDINATED NOTES DUE AUGUST 1, 2003

- Principal amount of series: $100,000,000

- Maturity date: August 1, 2003

- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR and (2) 4.50%, payable quarterly in arrears

- Interest payment dates: February 1, May 1, August 1 and November 1

- Record dates: January 15, April 15, July 15 and October 15

- Issuance date: August 5, 1993

6 1/2% SUBORDINATED NOTES DUE 2005

- Principal amount of series: $200,000,000

- Maturity date: August 1, 2005

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: July 27, 1993

6 3/4% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $200,000,000

- Maturity date: August 15, 2008

- Interest payment dates: February 15 and August 15

- Record dates: August 1 and February 1
- Issuance date: August 17, 1993

6 1/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $100,000,000

- Maturity date: October 15, 2008

- Interest payment dates: April 15 and October 15

- Record dates: April 1 and October 1

- Issuance date: October 18, 1993

6 1/2% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $150,000,000

- Maturity date: January 15, 2009

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 24, 1994

6 1/4% SUBORDINATED NOTES DUE 2006

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2006

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 19, 1996

SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $25,000,000 aggregate principal amount of Heritage Chase Subordinated Medium-Term Notes, Series B (the "Heritage Chase Subordinated Series B Notes"), is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Subordinated Series B Notes:

     - Issuance date;

     - Principal amount;

     - Maturity date;

     - Interest rate and redemption dates, if any.

The Heritage Chase Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, the Heritage Chase Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                                  PRINCIPAL
         ISSUANCE DATE             AMOUNT                        MATURITY DATE            INTEREST RATE/REDEMPTION TERMS
         -------------            ---------                      -------------            ------------------------------
February 15, 1996..............  $25,000,000 .........  February 15, 2011..............   6.60%; redeemable semi-
                                                                                          annually on or after February
                                                                                          15, 2000

INFORMATION CONCERNING THE TRUSTEES

J.P. Morgan Chase and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Heritage Chase Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, the Heritage JPM Indentures referred to below and under the Heritage JPM Junior Subordinated Indenture. Bankers Trust Company is also trustee under the Company Senior Indenture.

                      HERITAGE J.P. MORGAN DEBT SECURITIES

In connection with our merger with heritage J.P. Morgan, we assumed the obligations of heritage J.P. Morgan with respect to senior debt securities described below (the "Heritage JPM Senior Securities") and subordinated securities described below (the "Heritage JPM Subordinated Securities", and together with the Heritage JPM Senior Securities, the "Heritage JPM Debt Securities"). The following summary of the provisions of the Heritage JPM Debt Securities and the indentures under which they were issued (the "Heritage JPM Indentures") is not complete. You should refer to the Heritage JPM Indentures, copies of which are exhibits to the registration statement.

We have issued the Heritage JPM Senior Securities under an Indenture, dated as of August 15, 1982 (as amended, the "Heritage JPM Senior Indenture"), between us and U.S. Bank Trust National Association, as trustee.

We have issued the Heritage JPM Subordinated Securities under two indentures. We refer to the Heritage JPM Subordinated Securities issued under the Indenture, dated as of December 1, 1986 (as amended, the "Heritage JPM 1986 Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee, as the "Heritage JPM 1986 Subordinated Indenture Securities." We refer to the Heritage JPM Subordinated Securities issued under the Indenture, dated as of March 1, 1993 (as amended, the "Heritage JPM 1993 Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee, as the "Heritage JPM 1993 Subordinated Indenture Securities."

HERITAGE JPM SENIOR SECURITIES

The Heritage JPM Senior Securities are our direct, unsecured obligations. The Heritage JPM Senior Securities constitute Heritage JPM Senior Indebtedness, as defined below, under the Heritage JPM 1986 Subordinated Indenture and the Heritage JPM 1993 Subordinated Indenture and have the same rank as our other senior indebtedness. For a definition of Heritage JPM Senior Indebtedness, see "-- Heritage JPM 1986 Subordinated Indenture Securities -- Subordination" below.

Defaults and Waivers. The Heritage JPM Senior Indenture defines an event of default with respect to any series of Heritage JPM Senior Securities as any one or more of the following events:

          (1) default for 30 days in payment of any interest;

          (2) default in payment of principal or premium or any sinking fund installment when due, either at maturity, upon redemption, by declaration or otherwise;

          (3) default in the performance of any other covenant or warranty contained in the Heritage JPM Senior Indenture which has not been remedied for a period of 90 days after notice given as specified in the Heritage JPM Senior Indenture; and

          (4) certain events of bankruptcy, insolvency or reorganization of J.P. Morgan Chase.

If an event of default as described in clause (1), (2) or (3) above occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the Heritage JPM Senior Securities of the affected series then outstanding, with each series voting as a separate class in the case of an event of default described in clause (1) or (2) above or together as a single class in the case of clause (3) above, may declare the principal of all outstanding Heritage JPM Senior Securities of the affected series and the interest accrued on those securities, if any, to be due and payable immediately. If an event of default described in clause (4) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all Heritage JPM Senior Securities then outstanding may declare the principal then outstanding and accrued interest, if any, to be due and payable immediately. Under specified conditions, the holders of a majority in principal amount of the applicable series may annul the declaration and waive past defaults, except for defaults in the payment of principal or premium or interest, if any.

The Heritage JPM Senior Indenture requires the trustee to give the holders of any series notice of all defaults known to it within 90 days after the occurrence of the default. The trustee may withhold notice of any default, except a default in payment of principal of or interest or premium, if any, on the Heritage JPM Senior Securities, if the appropriate representative of the trustee determines that the withholding of the notice is in the interest of the holders of the series of Heritage JPM Senior Securities.

The holders of a majority in principal amount of the outstanding Heritage JPM Senior Securities of each series affected, with each series voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or any power conferred upon the trustee with respect to that series, subject to limitations specified in the Heritage JPM Senior Indenture. However, subject to its duty to act with the required standard of care during a default, the trustee is under no obligation to exercise any of the powers vested in it at the request of the holders of the Heritage JPM Senior Securities unless those holders have offered the trustee reasonable indemnity against expenses and liabilities.

Each year we must deliver to the trustee a written statement as to the absence of defaults under the Heritage JPM Senior Indenture.

Modification of the Indenture. We and the trustee may modify the Heritage JPM Senior Indenture or any supplemental indenture or the rights of the holders of the Heritage JPM Senior Securities with the consent of holders of not less than 66 2/3% in principal amount of the outstanding Heritage JPM Senior Securities of all series affected by the modification, voting as one class. However, no such modification may, without the consent of each holder affected:

- extend the final maturity of any Heritage JPM Senior Security;

- reduce the principal amount of any Heritage JPM Senior Security;

- change the method in which the amounts of principal or interest are determined;

- reduce the rate or extend the time of payment of interest on any Heritage JPM Senior Security;

- change the currency or currency unit of payment of any Heritage JPM Senior Security;

- reduce any amount payable upon redemption of any Heritage JPM Senior Security;

- reduce the portion of the principal amount of an original issue discount Heritage JPM Senior Security due upon acceleration of maturity or provable in bankruptcy;

- impair or affect the right of a holder to institute suit for the payment of any Heritage JPM Senior Security, or, if applicable, any right of repayment at the option of the holder; or

- reduce the percentage of Heritage JPM Senior Securities of any series the consent of the holders of which is required for any supplemental indenture.

We and the trustee may modify the Heritage JPM Senior Indenture without the consent of the holders of the Heritage JPM Senior Securities to evidence the merger of J.P. Morgan Chase or the replacement of the trustee and for other specified purposes.

Consolidations, Mergers and Sales of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets, unless:

- either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state and expressly assumes the payment of the principal of and interest on the Heritage JPM Senior Securities and the performance and observance of all the covenants and conditions of the Heritage JPM Senior Indenture binding upon us, and

- J.P. Morgan Chase or the successor corporation, as applicable, is not, immediately after the merger, consolidation, sale or conveyance, in default in the performance of any covenant or condition of the Heritage JPM Senior Indenture.

The principal terms of the Heritage JPM Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

5.75% NOTES DUE FEBRUARY 25, 2004

- Principal amount of series: $1,000,000,000

- Maturity date: February 25, 2004

- Interest payment dates: February 25 and August 25

- Record dates: The fifteenth calendar day prior to the interest payment dates

- Issuance date: February 25, 1999

HERITAGE JPM SENIOR MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $1,117,500,000 aggregate principal amount of Senior Medium-Term Notes, Series A, originally issued by heritage J.P. Morgan (the "Heritage JPM Senior Medium-Term Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage JPM Senior Medium-Term Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate;

The Heritage JPM Senior Medium-Term Notes are not subject to a sinking fund. Unless otherwise indicated below, the Heritage JPM Senior Medium-Term Notes are not redeemable prior to their stated maturity. Unless otherwise indicated below, Heritage JPM Senior Medium-Term Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
March 15, 1996.........   $   30,000,000    March 15, 2006.........  LIBOR Telerate reset quarterly + 0.40%;
                                                                     redeemable in whole only quarterly
April 1, 1996..........       25,000,000    April 1, 2006..........  LIBOR Telerate reset quarterly + 0.42%;
                                                                     redeemable in whole only quarterly
April 12, 1996.........       15,000,000    April 12, 2006.........  LIBOR Telerate reset quarterly + 0.40%;
                                                                     redeemable in whole only quarterly
June 5, 1996...........        5,000,000    June 5, 2006...........  LIBOR Telerate reset quarterly + 0.50%;
June 5, 1996...........       10,000,000    June 5, 2003...........  LIBOR Telerate reset quarterly + 0.50%
June 21, 1996..........       15,000,000    June 21, 2006..........  LIBOR Telerate reset quarterly + 0.45%
July 5, 1996...........        5,000,000    July 5, 2006...........  LIBOR Telerate reset quarterly + 0.50%
July 10, 1996..........        5,000,000    July 10, 2006..........  LIBOR Telerate reset quarterly + 0.50%;
                                                                     redeemable in whole only quarterly
August 16, 1996........        5,000,000    August 18, 2006........  LIBOR Telerate reset quarterly + 0.50%; subject to a maximum rate of 9.25%
August 12, 1996........       25,000,000    August 12, 2003........  LIBOR Telerate reset quarterly + 1.50%;
                                                                     redeemable in whole only quarterly
December 16, 1996......        5,000,000    December 16, 2006......  LIBOR Telerate reset quarterly + 0.40%;
                                                                     redeemable in whole only quarterly
December 16, 1996......        5,000,000    December 16, 2006......  LIBOR Telerate reset quarterly + 0.45%;
                                                                     redeemable in whole only quarterly
December 20, 1996......       10,000,000    December 20, 2006......  LIBOR Telerate reset quarterly + 0.33%;
                                                                     redeemable in whole only quarterly
January 8, 1997........        5,000,000    January 8, 2007........  LIBOR Telerate reset + 0.50%; redeemable in whole only quarterly
January 29, 1997.......       12,000,000    January 29, 2007.......  LIBOR Telerate reset quarterly + 0.80%;
                                                                     redeemable in whole only quarterly
February 26, 1997......        5,000,000    February 26, 2007......  LIBOR Telerate reset quarterly + 0.50%;
                                                                     redeemable in whole only quarterly
February 26, 1997......        5,000,000    February 26, 2007......  LIBOR Telerate reset + 0.50%; redeemable in whole only quarterly
April 16, 1997.........       10,000,000    April 16, 2012.........  7.75%; redeemable in whole only quarterly
May 15, 1997...........        5,000,000    May 15, 2007...........  LIBOR Telerate reset quarterly + 0.50%;
                                                                     redeemable in whole only quarterly
May 21, 1997...........        5,000,000    May 21, 2002...........  LIBOR Telerate reset + 0.85% for one year; 7.50%
                                                                     thereafter; redeemable in whole only quarterly
May 21, 1997...........       10,000,000    May 21, 2007...........  LIBOR Telerate reset quarterly + 0.60%;
                                                                     redeemable in whole only quarterly
June 27, 1997..........       22,500,000    July 1, 2027...........  10-year CMT -- 0.060% from July 1, 1997 to July
                                                                     1, 2007; LIBOR Telerate reset quarterly minus
                                                                     0.30% to maturity; redeemable on July 1 once
                                                                     every three years on or after July 1, 2007 at
                                                                     prices varying with the redemption date
August 12, 1997........       25,000,000    August 13, 2007........  LIBOR Telerate reset quarterly + 1.80% for each day that LIBOR is less than 9.0%; redeemable in
                                                                     whole only quarterly
August 13, 1997........       25,000,000    August 13, 2007........  LIBOR Telerate reset quarterly + 0.55%; maximum rate of 8.25%; redeemable in whole only
                                                                     quarterly
August 20, 1997........        6,000,000    August 20, 2012........  7.126%; redeemable in whole only on August 20,
                                                                     2002
September 24, 1997.....       20,000,000    September 24, 2007.....  LIBOR Telerate reset quarterly + 0.50%; maximum rate of 8.50%; redeemable in whole only
                                                                     quarterly
September 26, 1997.....        5,000,000    September 27, 2002.....  LIBOR Telerate reset + 0.20% for two years; 7%
                                                                     thereafter
October 6, 1997........       13,000,000    October 5, 2007........  LIBOR Telerate reset quarterly + 0.50%; maximum rate of 8%
January 14, 1999.......       75,000,000    January 14, 2002.......  LIBOR Telerate reset quarterly + 0.15%
January 28, 1999.......      100,000,000    January 28, 2002.......  LIBOR Telerate reset quarterly + 0.20%
March 31, 1999.........       10,000,000    April 1, 2004..........  LIBOR Telerate reset monthly + 0.15%
January 11, 2000.......      100,000,000    January 11, 2002.......  LIBOR Telerate reset quarterly + 0.08%
January 25, 2000.......       50,000,000    January 25, 2002.......  LIBOR Telerate reset quarterly + 0.08%
January 28, 2000.......      234,000,000    January 28, 2002.......  LIBOR Telerate reset quarterly + 0.08%
February 1, 2000.......       25,000,000    February 1, 2002.......  LIBOR Telerate reset monthly + 0.11%
July 12, 2000..........        5,000,000    July 12, 2005..........  7.290%

HERITAGE JPM 1986 SUBORDINATED INDENTURE SECURITIES

The Heritage JPM 1986 Subordinated Indenture Securities are our direct, unsecured general obligations and are subordinated as described under "-- Subordination" below.

The Heritage JPM 1986 Subordinated Indenture Securities are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage JPM 1986 Subordinated Indenture Securities are subordinate and junior in right of payment as provided in the Heritage JPM 1986 Subordinated Indenture to all "Heritage JPM Senior Indebtedness," as defined below. We may not make payment on any Heritage JPM 1986 Subordinated Indenture Securities, and no holder of the Heritage JPM 1986 Subordinated Indenture Securities or any related coupon will be entitled to demand or receive any such payment:

- unless we have paid or duly provided for all amounts of principal, premium, if any, and interest then due on all Heritage JPM Senior Indebtedness; or

- if, at the time of or immediately after giving effect to that payment there exists:

     - any event of default on any Heritage JPM Senior Indebtedness permitting the holders of that Heritage JPM Senior Indebtedness to accelerate its maturity thereof; or

     - any event which, with notice or lapse of time, or both, will become such an event of default.

Upon any distribution of assets upon our dissolution, winding up, liquidation or reorganization, the holders of Heritage JPM Senior Indebtedness will be entitled to receive payment in full of all principal, premium, if any, and interest before we may make any payment on the Heritage JPM 1986 Subordinated Indenture Securities. The subordination provisions do not prevent the occurrence of any event of default in respect of the Heritage JPM 1986 Subordinated Indenture Securities, as described below.

"Heritage JPM Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all of our indebtedness for money borrowed, whether outstanding on the date of execution of the Heritage JPM 1986 Subordinated Indenture or thereafter created, assumed or incurred and (b) any deferrals, renewals or extensions of any Heritage JPM Senior Indebtedness. Heritage JPM Senior Indebtedness does not include:

- the Heritage JPM Subordinated Securities;

- the Company Subordinated Securities;

- the Heritage Chase Subordinated Securities; and

- indebtedness that is by its terms expressly stated to be not superior in right of payment to the Heritage JPM 1986 Subordinated Indenture Securities or to have the same rank as the Heritage JPM 1986 Subordinated Indenture Securities, which we refer to in this prospectus as "Other Subordinated Indebtedness".

See "Company Debt Securities -- Company Subordinated Securities" for the amount of outstanding Heritage JPM Senior Indebtedness, which is the same as the outstanding amount of Company Senior Indebtedness, as of the date of this prospectus. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see "Relationship Among Subordination Provisions" below.

Defaults and Waivers. As to any series of Heritage JPM 1986 Subordinated Indenture Securities, the Heritage JPM 1986 Subordinated Indenture defines an event of default as:

          (1) default for 30 days in payment of any interest on the Heritage JPM 1986 Subordinated Indenture Securities of that series;

          (2) default in payment of principal of or premium, if any, on the Heritage JPM 1986 Subordinated Indenture Securities of that series when due either at maturity, upon redemption, by declaration or otherwise;

          (3) default in the payment of a sinking fund installment, if any, on the Heritage JPM 1986 Subordinated Indenture Securities of that series;

          (4) default by us in the performance of any other covenant or warranty contained in the Heritage JPM 1986 Subordinated Indenture for the benefit of that series that has not been remedied for a period of 90 days after notice given as specified in the Heritage JPM 1986 Subordinated Indenture; or

          (5) certain events of bankruptcy, insolvency and reorganization of J.P. Morgan Chase.

If an event of default described in clause (5) above occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of all Heritage JPM 1986 Subordinated Indenture Securities then outstanding, voting as one class, by notice in writing to us, and to the trustee if given by the holders of Heritage JPM 1986 Subordinated Indenture Securities, may declare the entire principal or, in the case of original issue discount Heritage JPM 1986 Subordinated Indenture Securities, a specified portion of the principal, of all Heritage JPM 1986 Subordinated Indenture Securities then outstanding and the interest accrued on those securities, if any, to be due and payable immediately. Under specified conditions, the holders of a majority in principal amount of all Heritage JPM 1986 Subordinated Indenture Securities then outstanding may annul the declaration and waive past defaults, except for defaults in the payment of principal of or interest or premium, if any.

The Heritage JPM 1986 Subordinated Indenture requires the trustee to give the holders of any series of Heritage JPM 1986 Subordinated Indenture Securities notice of all defaults known to it within 90 days after the occurrence of the default. The Heritage JPM 1986 Subordinated Indenture provides that the trustee may withhold notice to the holders of Heritage JPM 1986 Subordinated Indenture Securities of any series of any default, except default in payment of principal of or interest or premium, if any, on those Heritage JPM 1986 Subordinated Indenture Securities or in the making of any sinking fund payment with respect to those Heritage JPM 1986 Subordinated Indenture Securities, if the appropriate representative of the trustee determines that the withholding of the notice is in the interest of the holders of the series of Heritage JPM 1986 Subordinated Indenture Securities.

The holders of a majority in principal amount of the outstanding Heritage JPM 1986 Subordinated Indenture Securities of each series affected, with each series voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or any power conferred upon the trustee with respect to that series, subject to limitations specified in the Heritage JPM 1986 Subordinated Indenture. However, subject to its duty to act with the required standard of care during a default, the trustee is under no obligation to exercise any of the powers vested in it at the request of the holders of the Heritage JPM 1986 Subordinated Indenture Securities unless those holders have offered the trustee reasonable indemnity against expenses and liabilities.

Each year we must deliver to the trustee a written statement as to the absence of defaults under the Heritage JPM 1986 Subordinated Indenture.

Modification of the Indenture. We and the trustee may modify the Heritage JPM 1986 Subordinated Indenture or any supplemental indenture or the rights of the holders of the Heritage JPM Subordinated Indenture Securities with the consent of the holders of not less than a majority in principal amount of the outstanding Heritage JPM 1986 Subordinated Indenture Securities of all series affected by the modification, voting as one class. However, no such modification may, without the consent of each holder affected:

- extend the final maturity of any Heritage JPM 1986 Subordinated Indenture Security;

- reduce the principal amount of any Heritage JPM 1986 Subordinated Indenture Security;

- change the method in which the amounts of principal or interest are determined;

- reduce the rate or extend the time of payment of interest on any Heritage JPM 1986 Subordinated Indenture Security;

- change the currency or currency unit of payment of any Heritage JPM 1986 Subordinated Indenture Security;

- reduce any amount payable upon redemption of any Heritage JPM 1986 Subordinated Indenture Security;

- reduce the portion of the principal amount of an original issue discount Heritage JPM 1986 Subordinated Indenture Security due upon acceleration of maturity or provable in bankruptcy;

- impair or affect the right of a holder to institute suit for the payment of any Heritage JPM 1986 Subordinated Indenture Security, or, if applica-ble, any right of repayment at the option of the holder; or

- reduce the percentage of Heritage JPM 1986 Subordinated Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture.

We and the trustee may modify the Heritage JPM 1986 Subordinated Indenture without the consent of the holders of Heritage JPM 1986 Subordinated Indenture Securities to evidence the merger of J.P. Morgan Chase or the replacement of the trustee and for other specified purposes.

Consolidations, Mergers and Sales of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets, unless:

- either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state and expressly assumes the payment of the principal of and interest on the Heritage JPM 1986 Subordinated Indenture Securities and the performance and observance of all the covenants and conditions of the Heritage JPM 1986 Subordinated Indenture binding upon us; and

- J.P. Morgan Chase or the successor corporation, as applicable, is not, immediately after the merger, consolidation, sale or conveyance, in default in the performance of any covenant or condition of the Heritage JPM 1986 Subordinated Indenture.

The principal terms of the Heritage JPM 1986 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on each of the below series accrues at the annual rate indicated in the title of the series and is payable in arrears on the indicated payment dates to the registered holders on the preceding record date. Unless otherwise indicated below, the Heritage JPM 1986 Indenture Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

7 1/4% SUBORDINATED NOTES DUE JANUARY 15, 2002

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2002

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 16, 1992

8 1/2% SUBORDINATED NOTES DUE AUGUST 15, 2003

- Principal amount of series: $150,000,000

- Maturity date: August 15, 2003

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: August 8, 1991

HERITAGE JPM 1993 SUBORDINATED INDENTURE

The Heritage JPM 1993 Subordinated Indenture Securities are our direct, unsecured general obligations and are subordinated as described under "-- Subordination" below.

The Heritage JPM 1993 Subordinated Indenture Securities are subject to acceleration only upon our bankruptcy or reorganization.

Subordination. The Heritage JPM 1993 Subordinated Indenture Securities are subordinate and junior in right of payment as provided in the Heritage JPM 1993 Subordinated Indenture to all Heritage JPM Senior Indebtedness, whether outstanding as of the date of the Heritage JPM 1993 Subordinated Indenture or thereafter incurred. We may not make any payment on the Heritage JPM 1993 Subordinated Indenture Securities, and no holder of the Heritage JPM 1993 Subordinated Indenture Securities or any related coupon will be entitled to demand or receive any such payment:

- unless we have paid or duly provided for all amounts of principal, premium, if any, and interest then due on all Heritage JPM Senior Indebtedness; or

- if, at the time of or immediately after giving effect to that payment there exists:

     - any event of default on any Heritage JPM Senior Indebtedness permitting the holders of that Heritage JPM Senior Indebtedness to accelerate its maturity; or

     - any event which, with notice or lapse of time, or both, will become such an event of default.

Upon any distribution of assets upon our dissolution, winding up, liquidation or reorganization:

- the holders of Heritage JPM Senior Indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest before we may make any payment on the Heritage JPM 1993 Subordinated Indenture Securities; and

- if, after giving effect to the operation of the preceding clause, amounts remain available for payment or distribution on the Heritage JPM 1993 Subordinated Indenture Securities and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due on those Derivative Obligations, then we must apply those remaining amounts first to pay or provide for the payment in full of all Derivative Obligations before we may make any payment on the Heritage JPM 1993 Subordinated Indenture Securities.

"Derivative Obligations" are defined in the Heritage JPM 1993 Subordinated Indenture as obligations of J.P. Morgan Chase to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements. However, Derivative Obligations do not include claims in respect of Heritage JPM Senior Indebtedness or obligations that, by their terms, are expressly stated not to be superior in right of payment to the Heritage JPM 1993 Subordinated Indenture Securities or to have the same rank as the Heritage JPM 1993 Subordinated Indenture Securities. For purposes of this definition, "claim" has the meaning assigned in
Section 101(4) of the United States Bankruptcy Code in effect on the date of the Heritage JPM 1993 Subordinated Indenture.

See "Company Debt Securities -- Company Subordinated Securities" for the outstanding amount of Heritage JPM Senior Indebtedness (which is the same as the outstanding amount of Company Senior Indebtedness) as of the date of this prospectus. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see "Relationship Among Subordination Provisions" below.

Defaults and Waivers. As to any series of Heritage JPM 1993 Subordinated Indenture Securities, the Heritage JPM 1993 Subordinated Indenture defines an event of default as:

          (1) default for 30 days in payment of any interest on the Heritage JPM 1993 Subordinated Indenture Securities of that series;

          (2) default in payment of principal of or premium, if any, on the Heritage JPM 1993 Subordinated Indenture Securities of that series when due, either at maturity, upon redemption, by declaration or otherwise;

          (3) default in the payment of a sinking fund installment, if any, on the Heritage JPM 1993 Subordinated Indenture Securities of that series;

          (4) default in the performance of any other covenant or warranty contained in the Heritage JPM 1993 Subordinated Indenture for the benefit of that series that has not been remedied for a period of 90 days after notice given as specified in the Heritage JPM 1993 Subordinated Indenture; or

          (5) certain events of bankruptcy or reorganization of J.P. Morgan
     Chase.

If an event of default described in clause (5) above occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all Heritage JPM 1993 Subordinated Indenture Securities then outstanding, voting as one class, by notice given to us, and to the trustee if given by the holders of Heritage JPM 1993 Subordinated Indenture Securities, may declare the principal or, in the case of original issue discount Heritage JPM 1993 Subordinated Indenture Securities, a specified portion of principal, of all Heritage JPM 1993 Subordinated Indenture Securities then outstanding and the interest accrued on those securities, if any, to be due and payable immediately. Under specified conditions, the holders of a majority in principal amount of all Heritage JPM 1993 Subordinated Indenture Securities may annul the declaration and waive past defaults, except for defaults in the payment of principal, or interest or premium, if any.

The Heritage JPM 1993 Subordinated Indenture requires the trustee to give the holders of any series of Heritage JPM 1993 Subordinated Indenture Securities notice of all defaults known to it within 90 days after the occurrence of the default. The Heritage JPM 1993 Subordinated Indenture provides that the trustee may withhold notice to the holders of Heritage JPM 1993 Subordinated Indenture Securities of any series of any default, except default in payment of principal of or interest or premium, if any, on those Heritage JPM 1993 Subordinated Indenture Securities or in the making of any sinking fund payment with respect to such Heritage JPM 1993 Subordinated Indenture Securities, if the appropriate representa-tive of the trustee determines that the withholding of the notice is in the interest of the holders of the series of Heritage JPM 1993 Subordinated Indenture Securities.

The holders of a majority in principal amount of the outstanding Heritage JPM 1993 Subordinated Indenture Securities of each series affected, with each series voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or any power conferred upon the trustee with respect to that series, subject to limitations specified in the Heritage JPM 1993 Subordinated Indenture. However, subject to its duty to act with the required standard of care during a default, the trustee is under no obligation to exercise any of the powers vested in it at the request of the holders of the Heritage JPM 1993 Subordinated Indenture Securities unless the holders have offered to the trustee reasonable indemnity against expenses and liabilities.

Each year we must deliver to the trustee a written statement as to the absence of defaults under the Heritage JPM 1993 Subordinated Indenture.

Modification of the Indenture. We and the trustee may modify the Heritage JPM 1993 Subordinated Indenture or any supplemental indenture or the rights of the holders of the Heritage JPM 1993 Subordinated Indenture Securities with the consent of the holders of not less than a majority in principal amount of the Heritage JPM 1993 Subordinated Indenture Securities of all series affected by the modification, voting as one class. However no such modification may, without the consent of each holder affected:

- extend the final maturity of any Heritage JPM 1993 Subordinated Indenture Security;

- reduce the principal amount of any Heritage JPM 1993 Subordinated Indenture Security;

- reduce the rate or extend the time of payment of interest on any Heritage JPM 1993 Subordinated Indenture Security;

- change the currency or currency unit of payment of any Heritage JPM 1993 Subordinated Indenture Security;

- change the method in which amounts of payments of principal or interest on any Heritage JPM 1993 Subordinated Indenture Security are determined;

- reduce the portion of the principal amount of an original issue discount Heritage JPM 1993 Subordinated Indenture Security due and payable upon acceleration or provable in bankruptcy;

- reduce any amount payable upon redemption of any Heritage JPM 1993 Subordinated Indenture Security;

- impair or affect the right of a holder to institute suit for the payment of any Heritage JPM 1993 Subordinated Indenture Security or, if applicable, any right of repayment at the option of the holder; or

- reduce the percentage of Heritage JPM 1993 Subordinated Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture.

We and the trustee may modify the Heritage JPM 1993 Subordinated Indenture without the consent of the holders of Heritage JPM 1993 Subordinated Indenture Securities to evidence the merger of J.P. Morgan Chase or the replacement of the trustee and for certain other purposes.

Consolidations, Mergers and Sales of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets, unless:

- either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state and expressly assumes the payment of the principal of and interest on the Heritage JPM 1993 Subordinated Indenture Securities and the performance and observance of all the covenants and conditions of the Heritage JPM 1993 Subordinated Indenture binding upon us; and

- J.P. Morgan Chase or the successor corporation, as applicable, is not, immediately after the merger, consolidation, sale or conveyance, in default in the performance of any covenant or condition in the Heritage JPM 1993 Subordinated Indenture.

The principal terms of the Heritage JPM 1993 Subordinated Indenture Securities issued and outstanding on the date of this prospectus are set forth below. Interest on each of the below series accrues at the annual rate indicated in the title of the series and is payable on the indicated payment dates to the holders on the preceding record date. Unless otherwise indicated below, the Heritage JPM 1993 Subordinated Indenture Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

7 5/8% SUBORDINATED NOTES DUE SEPTEMBER 15, 2004

- Principal amount of series: $500,000,000

- Maturity date: September 15, 2004

- Interest payment dates: March 15 and September 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: September 15, 1994

8% SUBORDINATED NOTES DUE MAY 30, 2005

- Principal amount of series: $100,000,000

- Maturity date: May 30, 2005

- Interest payment dates: May 30 and November 30

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: May 30, 1995

6 1/4% SUBORDINATED NOTES DUE DECEMBER 15, 2005

- Principal amount of series: $300,000,000

- Maturity date: December 15, 2005

- Interest payment dates: June 15 and December 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: December 15, 1995

6.875% SUBORDINATED NOTES DUE JANUARY 15, 2007

- Principal amount of series: $300,000,000

- Maturity date: January 15, 2007

- Interest payment dates: July 15 and January 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: January 21, 1997

6.70% SUBORDINATED NOTES DUE NOVEMBER 1, 2007

- Principal amount of series: $350,000,000

- Maturity date: November 1, 2007

- Interest payment dates: May 1 and November 1

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: October 24, 1997

5 3/4% SUBORDINATED NOTES DUE OCTOBER 15, 2008

- Principal amount of series: $150,000,000

- Maturity date: October 15, 2008

- Interest payment dates: April 15 and October 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: October 21, 1993

6 1/4% SUBORDINATED NOTES DUE JANUARY 15, 2009

- Principal amount of series: $300,000,000

- Maturity date: January 15, 2009

- Interest payment dates: July 15 and January 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: January 28, 1994

6.61% SUBORDINATED NOTES DUE DECEMBER 15, 2010

- Principal amount of series: $100,000,000

- Maturity date: December 15, 2010

- Interest payment dates: the fifteenth calendar day prior to each interest payment date

- Record dates: 1st day of each month

- Issuance date: December 15, 1995

- Redemption: Redeemable at our option on or after December 15, 2000, semi-annually on each June 15 or December 15, 2000, on at least 30 days' notice, at a redemption price equal to 100% principal and accrued interest.

6 1/4% SUBORDINATED NOTES DUE FEBRUARY 15, 2011

- Principal amount of series: $100,000,000

- Maturity date: February 15, 2011

- Interest payment dates: February 15 and August 15

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: February 15, 1996

SUBORDINATED NOTES DUE DECEMBER 24, 2012

- Principal amount of series: $45,000,000

- Maturity date: December 24, 2012

- Interest payment dates: June 24 and December 24

- Record dates: The fifteenth calendar day prior to each interest payment date.

- Issuance date: November 24, 1997

- Interest rate: If the 10-year Treasury rate was greater than or equal to 5.838% on December 17, 1997, the interest rate is 12.773%; if the 10-year Treasury rate was less than 5.838% on December 17, 1997, the interest rate is 0%.

HERITAGE JPM 1993 SUBORDINATED MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $1,853,913,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Heritage JPM 1993 Subordinated Medium-Term Notes"), originally issued by heritage J.P. Morgan under the Heritage JPM 1993 Subordinated Indenture is issued and outstanding. In the table below we specify the following terms of those Heritage JPM 1993 Subordinated Medium-Term Notes:

     - Issuance date;
     - Principal amount;

     - Maturity date;
     - Interest rate;

Unless otherwise indicated below, the Heritage JPM 1993 Subordinated Medium-Term Notes are not subject to a sinking fund and are not redeemable prior to their stated maturity.

                                PRINCIPAL
ISSUANCE DATE                     AMOUNT                MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                   ---------               -------------                 ------------------------------
July 24, 1996...............  $    5,200,000 .........  July 24, 2026...............  LIBOR Telerate reset quarterly minus 0.22%; redeemable by
                                                                                      holder on July 24 once every 5
                                                                                      years on or after July 24,
                                                                                      2006 at prices varying with
                                                                                      the redemption date
November 5, 1996............       5,000,000 .........  November 5, 2026............  LIBOR Telerate reset quarterly minus 0.22%; redeemable by
                                                                                      holder on November 5 once
                                                                                      every 5 years on or after
                                                                                      November 5, 2006 at prices
                                                                                      varying with the redemption
                                                                                      date
February 14, 1997...........     200,000,000 .........  February 15, 2012...........  Interest payments are based on the difference between the
                                                                                      Reference CPI (as defined in
                                                                                      the note) for the current
                                                                                      interest payment period and
                                                                                      the Reference CPI for the
                                                                                      prior interest payment period
February 26, 1997...........     750,000,000 .........  April 15, 2027..............  Zero coupon; redeemable in whole only annually at prices
                                                                                      varying with the redemption
                                                                                      date

                                PRINCIPAL
ISSUANCE DATE                     AMOUNT                MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                   ---------               -------------                 ------------------------------
April 24, 1997..............  $  350,000,000 .........  April 24, 2027..............  Zero coupon; redeemable in whole only annually at prices
                                                                                      varying with the redemption
                                                                                      date
May 21, 1997................     100,000,000 .........  May 15, 2027................  Zero coupon; redeemable in whole only annually at prices
                                                                                      varying with the redemption
                                                                                      date
June 18, 1997...............     250,000,000 .........  June 18, 2027...............  Zero coupon; redeemable in whole only annually at prices
                                                                                      varying with the redemption
                                                                                      date
July 1, 1997................     800,000,000 .........  July 1, 2027................  Zero coupon; redeemable in whole only annually at prices
                                                                                      varying with the redemption
                                                                                      date
October 31, 1997............     100,000,000 .........  November 15, 2012...........  7.00%; redeemable in whole only semi-annually
November 17, 1997...........      85,000,000 .........  December 15, 2017...........  7.00%; redeemable in whole only semi-annually
December 1, 1997............      10,000,000 .........  December 1, 2017............  Zero coupon; redeemable in whole only semi-annually
December 4, 1997............      58,000,000 .........  December 15, 2017...........  7.00%; redeemable in whole only semi-annually
December 19, 1997...........      25,000,000 .........  December 19, 2017...........  7.00%; redeemable in whole only semi-annually
February 19, 1998...........       5,000,000 .........  February 11, 2013...........  6.50%; redeemable in whole only semi-annually
February 19, 1998...........       5,000,000 .........  February 11, 2013...........  6.50%; redeemable in whole only semi-annually
June 30, 1998...............     100,000,000 .........  June 30, 2028...............  Zero coupon; redeemable in whole only semi-annually
January 25, 1999............   1,000,000,000 .........  January 15, 2009............  6.00%

INFORMATION CONCERNING THE TRUSTEES

We and some of our other subsidiaries maintain deposits and conduct other banking transactions with the trustee under the Heritage JPM Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture and the Heritage Chase Subordinated Indenture and under the Heritage JPM Junior Subordinated Indenture.

                  RELATIONSHIP AMONG SUBORDINATION PROVISIONS

No series of our subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities or to any other subordinated indebtedness of J.P. Morgan Chase referred to above (other than our junior subordinated indebtedness). However, Antecedent Company Subordinated Indebtedness is subordinated only to Company Senior Indebtedness while the other Company Subordinated Securities (other than junior subordinated indebtedness) are subordinated to Company Senior Indebtedness and, in specified circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations. Antecedent Heritage JPM Subordinated Indebtedness is subordinated only to Heritage JPM Senior Indebtedness, while the other Heritage JPM Subordinated Securities (other than junior subordinated indebtedness) are subordinated to Heritage JPM Senior Indebtedness and, in specified circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Derivative Obligations (the meaning of which term is substantially identical to Additional Senior Obligations). Heritage Chase Subordinated Indebtedness is subordinated to all of our obligations to our creditors, including Company Senior Indebtedness, Heritage JPM Senior Indebtedness, Additional Obligations and Derivative Obligations, except any obligation that is expressly stated to have the same rank as, or to rank not senior to, the Assumed Heritage Chase Subordinated Indebtedness.

As a result of the differences described above between the subordination provisions applicable to the Antecedent Company Subordinated Indebtedness, the other Company Subordinated Securities, the Antecedent Heritage JPM Subordinated Indebtedness, the other Heritage JPM Subordinated Securities and the Assumed Heritage Chase Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of Company Subordinated Securities and Heritage JPM Subordinated Securities (other than junior subordinated indebtedness) may receive less, proportionately, than the holders of Antecedent Company Subordinated Indebtedness and Antecedent Heritage JPM Subordinated Indebtedness, but more, proportionately, than the holders of Assumed Heritage Chase Subordinated Indebtedness.

                          DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should also refer to our certificate of incorporation, including the certificate of designations pursuant to which the outstanding series of our preferred stock, par value $1 per share, were issued. Our certificate of incorporation is filed as an exhibit to the registration statement. You should also refer to the applicable provisions of the Delaware General Corporation Law.

COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of our common stock. As of June 30, 2001, we had 1,989,576,087 shares of common stock issued (including 391,153 shares held in treasury) and had reserved approximately 319,699,675 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment subject to the rights of holders of our preferred stock.

Each holder of our common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any of our series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

PREFERRED STOCK

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.

Outstanding Preferred Stock. As of the date of this prospectus, we have issued and outstanding the series of preferred stock described in the following table:

                                    STATED VALUE AND                   OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                    REDEMPTION PRICE     NUMBER OF        JUNE 30,      REDEMPTION     DECEMBER 31,
                                      PER SHARE(A)        SHARES            2001           DATE            2000
                                    ----------------   -------------   --------------   ----------   -----------------
                                                       (IN MILLIONS)   (IN MILLIONS)
Adjustable Rate Cumulative
  Preferred Stock, Series A
  ("Series A preferred stock")....     $  100.00           2.42             $242          12/31/00          5.00%(b)
6 5/8% Cumulative Preferred Stock
  ("6 5/8% preferred stock")(d)...        500.00            .40              200           3/31/06          6.63(c)
Adjustable Rate Cumulative
  Preferred Stock, Series L
  ("Series L preferred stock")....        100.00            2.0              200           6/30/99          5.04(d)
Adjustable Rate Preferred Stock,
  Series N ("Series N preferred
  stock").........................         25.00            9.1              228           6/30/99          5.10(d)
Fixed/Adjustable Rate
  Noncumulative Preferred Stock
  ("Fixed/Adjustable preferred
  stock").........................         50.00            4.0              200           6/30/03(e)        4.96(e)

---------------
(a) Redemption price is price indicated in table, plus accrued but unpaid dividends, if any.
(b) Floating rates are based on specified U.S. Treasury rates. The minimum and maximum annual rates are 5.00% and 11.50%, respectively.
(c) Shares of this series are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.
(d) Floating rates are based on specified U.S. Treasury rates. The minimum and maximum annual rates for each series are 4.50% and 10.50%, respectively.
(e) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on specified U.S. Treasury rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003, in the event of specified amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, in the amounts determined as set forth in the above table, on each March 31, June 30, September 30 and December 31.

Dividends on all the outstanding series of our preferred stock, other than our Fixed/Adjustable preferred stock, are cumulative. If we fail to declare a dividend on our Fixed/Adjustable preferred stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend period.

We may not declare or pay or set apart any dividends on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends (including cumulative dividends still owing, if any) on all other series of preferred stock that have the same rank as, or rank senior to, that series of preferred stock. If we do not pay in full the dividends on the equally- ranking series as described above, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally-ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock (except by payment of shares of common stock or other junior securities). We will not pay interest or any sum of money instead of interest on any dividend payment or payments that may be in arrears.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of preferred stock would be entitled to receive liquidating distributions in the amount set forth opposite the applicable series in the table above, plus accrued and unpaid dividends, if any, before we make any distribution of our assets to the holders of our common stock.

Each of our outstanding series of preferred stock is redeemable at our option on or after the applicable date set forth opposite that series in the table above at a redemption price per share equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any.

Voting Rights. Holders of shares of our outstanding preferred stock have no voting rights, except as described below or as required by the Delaware General Corporation Law.

All of our currently outstanding series of preferred stock provide that if, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. In accordance with the requirements of our Series L preferred stock, Series N preferred stock and Fixed/Adjustable preferred stock, each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over J.P. Morgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Our Series N preferred stock and Fixed/Adjustable preferred stock provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series also state that if the amendment does not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two thirds of the shares of the series of preferred stock adversely affected.

Our Series L preferred stock provides as follows:

- the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

- the consent of the holders of at least two-thirds of the voting power of that series and of each series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of, stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

Our Series A preferred stock and 6 5/8% preferred stock each provides that a vote of at least two-thirds of the voting power of all outstanding shares of the applicable series, and all outstanding shares of our preferred stock having the same rank as that series, voting together as a single class without regard to series, will be necessary in order to:

- authorize or issue any capital stock that will be senior to that series of preferred stock as to dividends or upon liquidation; or

- amend, alter or repeal any of the provisions of the our certificate of incorporation, including the certificate of designation relating to that series, in such a way as to adversely affect (or materially adversely affect, in the case of our 6 5/8% preferred stock) the preferences, rights, powers or privileges of the preferred stock of that series.

Miscellaneous. No series of our outstanding preferred stock is convertible into shares of our common stock or other securities of J.P. Morgan Chase. No series of our outstanding preferred stock is subject to preemptive rights.

Transfer Agent and Registrar. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our outstanding preferred stock and depositary shares. The registrar will send notices to the holders of the preferred stock or depositary shares of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

DEPOSITARY SHARES

Our 6 5/8% preferred stock is represented by depositary shares, each representing a one-tenth interest in a share of that preferred stock.

The following is a summary of material provisions of the deposit agreement between us and Morgan Bank, as depositary, with respect to those depositary shares. This description is qualified by reference to the deposit agreement, a copy of which is an exhibit to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on our 6 5/8% preferred stock to the record holders of the depositary shares in proportion to the number of depositary shares owned by those holders. If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from that sale to the holders.

Withdrawal of Stock. A holder of depositary receipts evidencing depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, obtain the number of whole shares of 6 5/8% preferred stock and any money or other property represented by those depositary shares, by surrendering his, her or its depositary receipts to the depositary. Holders of depositary shares will be entitled to receive whole shares of our 6 5/8% preferred stock, but will not be subsequently entitled to receive depositary shares with respect to those shares of preferred stock. If the depositary receipts surrendered by the holder represent more shares of stock than are being withdrawn by the holder, the depositary will issue a new depositary receipt representing the excess number of shares.

Redemption of Depositary Shares. Upon redemption by us, in whole or in part, of our 6 5/8% preferred stock, the depositary will redeem the depositary shares from the proceeds received by it from that redemption. The redemption price per depositary share will be equal to one-tenth of the redemption price per share of our 6 5/8% preferred stock. Whenever we redeem shares of our 6 5/8% preferred stock, the depositary will redeem, as of the same redemption date, a number of depositary shares representing the number of shares of our 6 5/8% preferred stock redeemed.

Voting the 6 5/8% Preferred Stock. Upon receipt of notice of any meeting at which the holders of our

6 5/8% preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares. Each record holder of those depositary shares on the record date, which will be the same date as the record date for our 6 5/8% preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of our 6 5/8% preferred stock represented by that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of our 6 5/8% preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action requested by the depositary in order to enable the depositary to do so. The depositary will not vote shares of our 6 5/8% preferred stock if it does not receive specific instructions from the holders of depositary shares relating to those shares.

Amendment and Termination of the Deposit Agreement. The deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

- all outstanding depositary shares have been redeemed; or

- there has been a final distribution in respect of our 6 5/8% preferred stock in connection with any liquidation, dissolution or winding up of J.P. Morgan Chase and that distribution has been distributed to the holders of depositary receipts.

Charges of the Depositary. We are responsible for the payment of all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with any redemption of our 6 5/8% preferred stock. Holders of depositary receipts must pay transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications received from us and required to be furnished to the holders of our 6 5/8% preferred stock. Neither J.P. Morgan Chase nor the depositary will be liable if prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. We and the depositary disclaim any obligation or liability under the deposit agreement to holders of depositary receipts other than for negligence or willful misconduct. Neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our 6 5/8% preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting our 6 5/8% preferred stock for deposit, by holders of depositary receipts or by other persons believed to be competent, and on documents believed to be genuine. The depositary disclaims responsibility for the failure to carry out any instructions to vote any of the depositary shares or for the manner or effect of any vote made, as long as that action or inaction is in good faith. The depositary will be liable to us for any liability arising out of acts performed or omitted by the depositary due to its gross negligence or willful misconduct.

                              BOOK-ENTRY ISSUANCE

We have issued some series of the various securities as global securities (the "global securities"). We deposited each global security with, or on behalf of, The Depository Trust Company ("DTC"), as depositary, or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, global securities are not exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by participants in the global securities and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of its participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

None of J.P. Morgan Chase, the trustees nor any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

          - DTC notifies us that it is unwilling or unable to continue as Depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

          - we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

          - there has occurred and is continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000. The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of the respective transfer agent and registrar in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securi-ties in certificated form and will not be considered a holder of securities for any purpose under the indentures. No permanent global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement of securities transactions among its participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may elect to hold interests in securities outside the United States through Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, its customers through electronic book-entry changes in their accounts provides to Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream customers are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Distributions with respect to global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions governing use of Euroclear only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised that investors that acquire, hold and transfer interests in global securities by book entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between that intermediary and each other intermediary, if any, standing between themselves and the Euroclear operator.

The Euroclear operator has advised that under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests credited to their accounts with the Euroclear operator. If the Euroclear operator did not have on deposit a sufficient amount of securities of a particular type to cover the claims of all participants credited with such interests in securities on the Euroclear operator's records, all participants having an amount of interests in securities of such type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro rata share of the amount of securities actually on deposit.

Under Belgian Law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

                                    EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                  [J.P. MORGAN CHASE & CO. LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Registration fee -- Securities and Exchange Commission......  $5,000,000
Blue Sky fees and expenses..................................      20,000
Attorneys' fees and expenses................................     250,000*
Accountants' fees and expenses..............................     300,000*
Printing and engraving expenses.............................     225,000*
Rating agency fees..........................................     100,000*
Trustee fees................................................      80,000*
NASD fee....................................................      30,500
Miscellaneous expenses......................................      15,000*
                                                              ----------
     Total..................................................  $6,020,500*
                                                              ==========

---------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, the Registrant's by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

The Registrant's by-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  LIST OF EXHIBITS

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement.
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between the Registrant and the agents party thereto (incorporated by reference to Exhibit 1.2 to Registration Statement on Form
          S-3 (File No. 333-56573) of the Registrant).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.3      Form of Equity Securities Underwriting Agreement.
 3.1      Restated Certificate of Incorporation of the Registrant
          (incorporated by reference to Exhibit 3.1 to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 3.2      By-Laws of the Registrant, as amended (incorporated by
          reference to Exhibit 3.2 of the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.1      Form of Certificate for shares of Common Stock of the
          Registrant.
 4.2      Form of Certificate of Designations for Preferred Stock.
 4.3      Form of Deposit Agreement.
 4.4      Form of Depositary Receipt of Depositary Shares.
 4.5      Indenture dated as of December 1, 1989, between the
          Registrant (formerly known as Chemical Banking Corporation)
          and Bankers Trust Company, as successor to The Chase
          Manhattan Bank (National Association), which Indenture
          includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of the Registrant (formerly
          known as Chemical Banking Corporation)).
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between the Registrant (formerly
          known as Chemical Banking Corporation) and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as successor to Morgan Guaranty
          Trust Company of New York, as Trustee (incorporated by
          reference to Exhibit 4.3(a) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National
          Association (formerly known as First Trust of New York,
          National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15,
          1992 (incorporated by reference to Exhibit 4.3(b) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805)for the year ended December 31, 2000).
 4.8      Third Supplemental Indenture, dated as of December 29, 2000, between the Registrant and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of April
          1, 1987, as amended and restated as of December 15, 1992
          (incorporated by reference to Exhibit 4.3(c) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.9      Amended and Restated Indenture, dated as of September 1,
          1993, between the Registrant (as successor by merger to The
          Chase Manhattan Corporation) and Chemical Bank, as Trustee
          (incorporated by reference to Exhibit 4.4(a) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.10     First Supplemental Indenture, dated as of March 29, 1996,
          among the Registrant, The Chase Manhattan Corporation,
          Chemical Bank, as resigning Trustee, and U.S. Bank Trust
          National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.4(b) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.11     Second Supplemental Indenture, dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National
          Association, as Trustee, to the Amended and Restated
          Indenture, dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.4(c) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.12     Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association, as Trustee, to the Amended and
          Restated Indenture, dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.4(d) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.13     Indenture dated as of August 15, 1982, between the
          Registrant (as successor by merger to J.P. Morgan & Co.
          Incorporated) and U.S. Bank Trust National Association, as
          Trustee (incorporated by reference to Exhibit 4.5(a) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805) for the year ended December 31, 2000).
 4.14     First Supplemental Indenture, dated as of May 5, 1986,
          between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(b)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.15     Second Supplemental Indenture, dated as of February 27,
          1996, between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(c)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.16     Third Supplemental Indenture, dated as of January 30, 1997, between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(d)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.17     Fourth Supplemental Indenture, dated as of December 29,
          2000, among the Registrant, J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the
          Indenture, dated as of August 15, 1982 (incorporated by
          reference to Exhibit 4.5(e) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.18     Indenture dated as of December 1, 1986, between the
          Registrant (as successor by merger to J.P. Morgan & Co.
          Incorporated) and U.S. Bank Trust National Association, as
          Trustee (incorporated by reference to Exhibit 4.6(a) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805) for the year ended December 31, 2000).
 4.19     First Supplemental Indenture, dated as of May 12, 1992,
          between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          December 1, 1986 (incorporated by reference to Exhibit
          4.6(b) to the Annual Report on Form 10-K of the Registrant
          (File No. 1-5805) for the year ended December 31, 2000).
 4.20     Second Supplemental Indenture, dated as of December 29,
          2000, among J.P. Morgan & Co. Incorporated, The Chase
          Manhattan Corporation, and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          December 1, 1986 (incorporated by reference to Exhibit
          4.6(c) to the Annual Report on Form 10-K of the Registrant
          (File No. 1-5805) for the year ended December 31, 2000).
 4.21     Indenture dated as of March 1, 1993, between the Registrant
          (as successor by merger to J.P. Morgan & Co. Incorporated)
          and U.S. Bank Trust National Association, as Trustee
          (incorporated by reference to Exhibit 4.7(a) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.22     First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan
          Corporation, and U.S. Bank Trust National Association, as
          Trustee, to the Indenture, dated as of March 1, 1993
          (incorporated by reference to Exhibit 4.7(b) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.23     Form of Subordinated Security (incorporated by reference to
          Exhibit 4.13 to Registration Statement on Form S-3 (File No.
          333-56573) of the Registrant).
 4.24     Form of Debt Securities Warrant Agreement.
 4.25     Form of Preferred Stock Warrant Agreement.
 4.26     Form of Common Stock Warrant Agreement.
 4.27     Form of Currency Warrants Warrant Agreement.
 4.28     Form of Fixed Rate Senior Medium-Term Note.
 4.29     Form of Floating Rate Senior Medium-Term Note.
 4.30     Form of Fixed Rate Subordinated Medium-Term Note.
 4.31     Form of Floating Rate Subordinated Medium-Term Note.
 5        Opinion of Simpson Thacher & Barlett.
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 2000 (incorporated by reference to
          Exhibit 12.1 to Annual Report on Form 10-K for the year
          ended December 31, 2000 of the Registrant (File No.
          1-5805)).
12.2      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December
          31, 2000 of the Registrant (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended June 30, 2001 (incorporated by reference to
          Exhibit 12(a) to Quarterly Report on Form 10-Q for the
          six-month period ended June 30, 2001 of the Registrant (File
          No. 1-5805).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for the quarter ended
          June 30, 2001 (incorporated by reference to Exhibit 12(b) to
          Quarterly Report on Form 10-Q for the six-month period ended
          June 30, 2001 of the Registrant (File No. 1-5805).
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on October 19, 2001.

                                          J.P. MORGAN CHASE & CO.
                                              (Registrant)

                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                               (Anthony J. Horan, Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                             TITLE
                     ---------                                             -----

                         *                           Chairman of the Board
---------------------------------------------------
              (Douglas A. Warner III)

                         *                           President and Chief Executive Officer
---------------------------------------------------
            (William B. Harrison, Jr.)

                         *                           Director
---------------------------------------------------
                (Hans W. Becherer)

                         *                           Director
---------------------------------------------------
                (Riley P. Bechtel)

                         *                           Director
---------------------------------------------------
              (Frank A. Bennack, Jr.)

                         *                           Director
---------------------------------------------------
               (Lawrence M. Bossidy)

                         *                           Director
---------------------------------------------------
                (M. Anthony Burns)

                         *                           Director
---------------------------------------------------
               (H. Laurance Fuller)

                         *                           Director
---------------------------------------------------
                 (Ellen V. Futter)

                         *                           Director
---------------------------------------------------
               (William H. Gray III)

                         *                           Director
---------------------------------------------------
                (Helene L. Kaplan)

                         *                           Director
---------------------------------------------------
                 (Lee R. Raymond)

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                           Director
---------------------------------------------------
                (John R. Stafford)

                         *                           Director
---------------------------------------------------
                  (Lloyd D. Ward)

                         *                           Director
---------------------------------------------------
              (Marina v. N. Whitman)

                         *                           Vice Chairman Finance, Risk Management and
---------------------------------------------------    Administration
                 (Marc J. Shapiro)

                         *                           Executive Vice President and Chief Financial
---------------------------------------------------    Officer
                   (Dina Duston)

* Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on October 19, 2001 pursuant to a power of attorney filed herewith.

                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                    Corporate Secretary

Dated: October 19, 2001

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement.
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between the Registrant and the agents party thereto (incorporated by reference to Exhibit 1.2 to Registration Statement on Form
          S-3 (File No. 333-56573) of the Registrant).
 1.3      Form of Equity Securities Underwriting Agreement.
 3.1      Restated Certificate of Incorporation of the Registrant
          (incorporated by reference to Exhibit 3.1 to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 3.2      By-Laws of the Registrant, as amended (incorporated by
          reference to Exhibit 3.2 of the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.1      Form of Certificate for shares of Common Stock of the
          Registrant.
 4.2      Form of Certificate of Designations for Preferred Stock.
 4.3      Form of Deposit Agreement.
 4.4      Form of Depositary Receipt of Depositary Shares.
 4.5      Indenture dated as of December 1, 1989, between the
          Registrant (formerly known as Chemical Banking Corporation)
          and Bankers Trust Company, as successor to The Chase
          Manhattan Bank (National Association), which Indenture
          includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of the Registrant (formerly
          known as Chemical Banking Corporation)).
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between the Registrant (formerly
          known as Chemical Banking Corporation) and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as successor to Morgan Guaranty
          Trust Company of New York, as Trustee (incorporated by
          reference to Exhibit 4.3(a) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National
          Association (formerly known as First Trust of New York,
          National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15,
          1992 (incorporated by reference to Exhibit 4.3(b) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805)for the year ended December 31, 2000).
 4.8      Third Supplemental Indenture, dated as of December 29, 2000, between the Registrant and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of April
          1, 1987, as amended and restated as of December 15, 1992
          (incorporated by reference to Exhibit 4.3(c) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.9      Amended and Restated Indenture, dated as of September 1,
          1993, between the Registrant (as successor by merger to The
          Chase Manhattan Corporation) and Chemical Bank, as Trustee
          (incorporated by reference to Exhibit 4.4(a) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.10     First Supplemental Indenture, dated as of March 29, 1996,
          among the Registrant, The Chase Manhattan Corporation,
          Chemical Bank, as resigning Trustee, and U.S. Bank Trust
          National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.4(b) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.11     Second Supplemental Indenture, dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National
          Association, as Trustee, to the Amended and Restated
          Indenture, dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.4(c) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.12     Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association, as Trustee, to the Amended and
          Restated Indenture, dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.4(d) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.13     Indenture dated as of August 15, 1982, between the
          Registrant (as successor by merger to J.P. Morgan & Co.
          Incorporated) and U.S. Bank Trust National Association, as
          Trustee (incorporated by reference to Exhibit 4.5(a) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805) for the year ended December 31, 2000).
 4.14     First Supplemental Indenture, dated as of May 5, 1986,
          between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(b)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.15     Second Supplemental Indenture, dated as of February 27,
          1996, between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(c)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.16     Third Supplemental Indenture, dated as of January 30, 1997, between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          August 15, 1982 (incorporated by reference to Exhibit 4.5(d)
          to the Annual Report on Form 10-K of the Registrant (File
          No. 1-5805) for the year ended December 31, 2000).
 4.17     Fourth Supplemental Indenture, dated as of December 29,
          2000, among the Registrant, J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the
          Indenture, dated as of August 15, 1982 (incorporated by
          reference to Exhibit 4.5(e) to the Annual Report on Form
          10-K of the Registrant (File No. 1-5805) for the year ended
          December 31, 2000).
 4.18     Indenture dated as of December 1, 1986, between the
          Registrant (as successor by merger to J.P. Morgan & Co.
          Incorporated) and U.S. Bank Trust National Association, as
          Trustee (incorporated by reference to Exhibit 4.6(a) to the
          Annual Report on Form 10-K of the Registrant (File No.
          1-5805) for the year ended December 31, 2000).
 4.19     First Supplemental Indenture, dated as of May 12, 1992,
          between the Registrant (as successor by merger to J.P.
          Morgan & Co. Incorporated) and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          December 1, 1986 (incorporated by reference to Exhibit
          4.6(b) to the Annual Report on Form 10-K of the Registrant
          (File No. 1-5805) for the year ended December 31, 2000).
 4.20     Second Supplemental Indenture, dated as of December 29,
          2000, among J.P. Morgan & Co. Incorporated, The Chase
          Manhattan Corporation, and U.S. Bank Trust National
          Association, as Trustee, to the Indenture, dated as of
          December 1, 1986 (incorporated by reference to Exhibit
          4.6(c) to the Annual Report on Form 10-K of the Registrant
          (File No. 1-5805) for the year ended December 31, 2000).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.21     Indenture dated as of March 1, 1993, between the Registrant
          (as successor by merger to J.P. Morgan & Co. Incorporated)
          and U.S. Bank Trust National Association, as Trustee
          (incorporated by reference to Exhibit 4.7(a) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.22     First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan
          Corporation, and U.S. Bank Trust National Association, as
          Trustee, to the Indenture, dated as of March 1, 1993
          (incorporated by reference to Exhibit 4.7(b) to the Annual
          Report on Form 10-K of the Registrant (File No. 1-5805) for
          the year ended December 31, 2000).
 4.23     Form of Subordinated Security (incorporated by reference to
          Exhibit 4.13 to Registration Statement on Form S-3 (File No.
          333-56573) of the Registrant).
 4.24     Form of Debt Securities Warrant Agreement.
 4.25     Form of Preferred Stock Warrant Agreement.
 4.26     Form of Common Stock Warrant Agreement.
 4.27     Form of Currency Warrants Warrant Agreement.
 4.28     Form of Fixed Rate Senior Medium-Term Note.
 4.29     Form of Floating Rate Senior Medium-Term Note.
 4.30     Form of Fixed Rate Subordinated Medium-Term Note.
 4.31     Form of Floating Rate Subordinated Medium-Term Note.
 5        Opinion of Simpson Thacher & Barlett.
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 2000 (incorporated by reference to
          Exhibit 12.1 to Annual Report on Form 10-K for the year
          ended December 31, 2000 of the Registrant (File No.
          1-5805)).
12.2      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December
          31, 2000 of the Registrant (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended June 30, 2001 (incorporated by reference to
          Exhibit 12(a) to Quarterly Report on Form 10-Q for the
          six-month period ended June 30, 2001 of the Registrant (File
          No. 1-5805).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for the quarter ended
          June 30, 2001 (incorporated by reference to Exhibit 12(b) to
          Quarterly Report on Form 10-Q for the six-month period ended
          June 30, 2001 of the Registrant (File No. 1-5805).
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.